                                                                   EXHIBIT 10.35

                                 LEASE AGREEMENT


                                     BETWEEN


                          AUTOMOTIVE GROUP REALTY, LLC


                                       AND


                                 UAG REALTY, LLC


                            DATED: SEPTEMBER 29, 2000



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                                TABLE OF CONTENTS

 I          LEASE AGREEMENT, LEASED PROPERTY AND TERM.....................     1
1.01        Lease Agreement...............................................     1
1.02        Contingent Upon Acquisition of the Leased Property............     2
1.03        Term..........................................................     2
1.04        Holding Over..................................................     3
1.05        Surrender.....................................................     3
1.06        Deliveries at Commencement....................................     3
 II         RENT..........................................................     4
2.01        Base Rent.....................................................     4
2.02        Additional Rent...............................................     4
2.03        Base Annual Rent Adjustment...................................     4
2.04        Security Deposit; Guarantee Agreement.........................     5
2.05        Place of Payment of Rent; Direct Payment of Additional Rent...     5
2.06        Net Lease.....................................................     5
2.07        No Termination, Abatement, Etc................................     5
 III        IMPOSITIONS AND UTILITIES.....................................     6
3.01        Payment of Impositions........................................     6
3.02        Definition of Impositions.....................................     7
3.03        Utilities.....................................................     8
3.04        Escrow of Impositions.........................................     8
3.05        Discontinuance of Utilities...................................     9
3.06        Liens.........................................................     9
3.07        Impositions Statements........................................    10
 IV         INSURANCE.....................................................    10
4.01        Insurance.....................................................    10
4.02        Insurance Limits..............................................    11
4.03        Insurance Requirements........................................    12
4.04        Replacement Cost..............................................    13
4.05        Blanket Policy................................................    13
4.06        Separate Insurance............................................    13
4.07        Waiver of Subrogation.........................................    13
4.08        Mortgages.....................................................    14
4.09        Other Insurance Requirements..................................    14
 V          INDEMNITY: SUBSTANCES OF CONCERN..............................    14
5.01        Tenant's Indemnification......................................    14
5.02        Substances of Concern.........................................    15
5.03        Audits........................................................    17
5.04        Landlord's Option Re: Compliance..............................    17
5.05        Environmental Indemnification.................................    17
5.06        Tenant's Cleanup Obligation...................................    18
5.07        Existing Environmental Conditions.............................    18
5.08        Survival of Tenant's Obligations..............................    19
 VI         USE AND ACCEPTANCE OF PREMISES................................    19
6.01        Use of Leased Properties......................................    19
6.02        Acceptance of Leased Properties...............................    19
6.03        Conditions of Use and Occupancy...............................    20
6.04        Financial Statements and Other Information....................    20
 VII        REPAIRS, COMPLIANCE WITH LAWS, AND MECHANICS' LIENS...........    21
7.01        Maintenance...................................................    21
7.02        Compliance with Laws..........................................    22
7.03        Required Alterations..........................................    22
7.04        Mechanics' Liens..............................................    23


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7.05        Replacements of Fixtures......................................    23
7.06        Encroachments; Restrictions...................................    24
 VIII       ALTERATIONS AND SIGNS; TENANT'S PROPERTY; CAPITAL ADDITIONS
               TO THE LEASED PROPERTIES...................................    24
8.01        Tenant's Right to Construct...................................    24
8.02        Scope of Right................................................    26
8.03        Cooperation of Landlord.......................................    26
8.04        Commencement of Construction..................................    27
8.05        Rights in Tenant Improvements.................................    28
8.06        Personal Property.............................................    28
8.07        Requirements for the Tenant's Personal Property...............    28
8.08        Financing of Capital Additions to a Leased Property...........    29
 IX         DEFAULTS AND REMEDIES.........................................    30
9.01        Events of Default.............................................    30
9.02        Remedies......................................................    32
9.03        Right of Set-Off..............................................    34
9.04        Performance of Tenant's Covenants.............................    34
9.05        Late Charge...................................................    35
9.06        Litigation: Attorneys' Fees...................................    35
9.07        Remedies Cumulative...........................................    36
9.08        Escrows and Application of Payments...........................    36
9.10        Power of Attorney.............................................    36
 X          DAMAGE AND DESTRUCTION........................................    37
10.01       General.......................................................    37
10.02       Landlord's Inspection.........................................    38
10.03       Landlord's Costs..............................................    38
10.04       Rent Abatement................................................    38
10.05       Risk of Loss..................................................    39
  XI        CONDEMNATION..................................................    39
11.01       Total Taking..................................................    39
11.02       Partial Taking................................................    39
11.03       Restoration...................................................    40
11.04       Landlord's Inspection.........................................    40
11.05       Award Distribution............................................    41
11.06       Temporary Taking..............................................    41
  XII       ADDITIONAL REPRESENTATIONS WARRANTIES AND FINANCIAL
               COVENANTS..................................................    42
12.01       Organization and Qualification................................    42
12.02       Franchises Licenses etc.......................................    43
12.03       Litigation....................................................    44
12.04       Authorization and Enforceability..............................    44
12.05       No Legal Obstacle to Lease....................................    44
12.06       Certain Business Representations..............................    45
12.07       Certain Financial Covenants...................................    46
12.08       Disclosure....................................................    46
  XIII      ASSIGNMENT AND SUBLETTING; ATTORNMENT.........................    46
13.01       Prohibition Against Subletting and Assignment.................    46
13.02       Changes of Control............................................    47
13.03       Operating/Service Agreements..................................    47
13.04       Assignment....................................................    48
13.05       Attornment....................................................    49
  XIV       ARBITRATION...................................................    49
14.01       Arbitration...................................................    49
14.02       Appointment of Arbitrators....................................    49
14.03       Arbitration Procedure.........................................    49
14.04       Expenses......................................................    50


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14.05       Enforcement of the Arbitration Award..........................    50
  XV        QUIET ENJOYMENT; SUBORDINATION; ATTORNMENT; ESTOPPEL
               CERTIFICATES...............................................    50
15.01       Quiet Enjoyment...............................................    50
15.02       Landlord Mortgages: Subordination.............................    50
15.03       Attornment....................................................    51
15.04       Estoppel Certificates.........................................    51
15.05       Waiver of Landlord's Lien.....................................    53
  XVI       RIGHT OF FIRST OFFER; RIGHT TO PURCHASE; APPRAISAL METHOD.....    53
16.01       Right of First Offer During Lease Term or Extension Term......    53
16.02       Right to Purchase at End of Term and Extension Terms..........    53
16.03       Appraisal Method..............................................    54
  XVII      MISCELLANEOUS.................................................    55
17.01       Notices.......................................................    55
17.02       Advertisement of a Leased Property............................    56
17.03       Landlord's Access.............................................    57
17.04       Entire Agreement..............................................    57
17.05       Severability..................................................    57
17.06       Captions and Headings.........................................    57
17.07       Governing Law.................................................    57
17.08       Memorandum of Lease or Certain Rights Under the Lease.........    57
17.09       Waiver........................................................    58
17.10       Assignment; Binding Effect....................................    58
17.11       Consents and Approvals........................................    58
17.12       Single Property...............................................    58
17.13       Modification..................................................    59
17.14       Incorporation by Reference....................................    59
17.15       No Merger.....................................................    59
17.16       Force Majeure.................................................    59
17.17       Laches........................................................    59
17.18       Waiver of Jury Trial..........................................    59
17.19       Permitted Contests............................................    60
17.20       Construction of Lease.........................................    61
17.21       Counterparts..................................................    61
17.22       Relationship of Landlord and Tenant...........................    61
SCHEDULE A - LEASED PROPERTIES............................................    63
SCHEDULE B - PERMITTED EXCEPTIONS.........................................    64
EXHIBIT 2.05 - PAYMENT ACCOUNT INFORMATION................................    65
EXHIBIT 5.07 - INDENTIFICATION OF ENVIRONMENTAL REPORTS...................    66
EXHIBIT 15.02- SUBORDINATION AND NON-DISTURBANCE AGREEMENT................    67
EXHIBIT 15.04(a)..........................................................    77
EXHIBIT 15.04(b)..........................................................    80
SCHEDULE C - GUARANTY AGREEMENT...........................................    83




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

                                 LEASE AGREEMENT

         This Lease Agreement ("Lease") dated as of September 29, 2000, by and between AUTOMOTIVE GROUP REALTY, LLC, a Delaware limited liability company ("Landlord"), and UAG REALTY, LLC, a Delaware limited liability company ("Tenant").

                                    RECITALS

A. Landlord holds fee simple title to certain parcels of real estate and improvements thereon upon which Tenant or other subsidiaries of United Auto Group, Inc., a Delaware corporation ("UAG") engage in motor vehicle retail and/or motor vehicle related businesses or such other business(es) for which the Landlord, in its reasonable discretion, has provided prior written consent (the "Business"), which parcels of real estate and improvements thereon are described on Schedules A attached hereto and incorporated herein by reference (each hereinafter a "Leased Property" or collectively, the "Leased Properties"), and Landlord and Tenant desire to provide for the lease by Landlord to Tenant of the Leased Properties; and

B. Landlord and Tenant desire that each of the Leased Properties shall be the subject of this Lease and be used by Tenant in its operation of the Business,

C. This Lease provides that additional real estate and improvements thereon may be subject to the operation and effect of this Lease, upon execution by Landlord and Tenant of a Lease supplement to this lease (the "Lease SUPPLEMENT") designating each such additional property as a Leased Property hereunder.


         NOW, THEREFORE, in consideration of the foregoing premises and of their respective agreements and undertakings herein, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledge, Landlord and Tenant agree as follows:


 I       LEASE AGREEMENT, LEASED PROPERTY AND TERM

                  Landlord does hereby let and lease unto Tenant, and Tenant does hereby take and hire from Landlord, the Leased Properties, which shall respectively consist of:

                             a) The parcels of land described and located at the addresses listed in Schedule A hereto, as more particularly described therein, together with any additional parcels of real estate and improvements thereon subsequently designated as a Leased Property by the parties pursuant to a Lease Supplement as provided for herein, together with all rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real estate and any adjacent real estate (the "Land");

                             b) All buildings, improvements, structures and Fixtures (as hereinafter


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                                  defined), as more particularly described in
                                  Schedule A hereto now located or to be located or to be constructed on the Land, including, without limitation, sidewalks, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures and conduits (on-site or off-site), equipment systems and other so-called "infrastructure" improvements (the
                                  "Improvements");

                             c) All equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, located in, on or used in connection with, and which are permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively the "Fixtures"); and

                             d)   All easements, rights and appurtenances
                                  relating to the Land and the Improvements.

         SUBJECT, HOWEVER, to the liens, encumbrances, restrictions, agreements, and other title matters listed or specifically referred to in Schedule A. Schedule B and in a Lease Supplement ("PERMITTED EXCEPTIONS").

         The Leased Properties shall however exclude all furniture, equipment, inventory and items of moveable personal property attached to the Land or Improvements that relate to the business being conducted on the Leased Property which items may readily be removed without material damage to the Land and Improvements whether or not such items might legally be considered to be "Fixtures" (all of which are owned by Tenant or its permitted sub-tenant hereunder and shall hereinafter be defined as the "EXCLUDED PERSONAL Property").

         1.02     CONTINGENT UPON ACQUISITION OF THE LEASED PROPERTY

                  In the event this Lease is executed prior to the conveyance of any given Leased Property by Tenant, or an Affiliate (as hereinafter defined), to Landlord, the parties acknowledge that the effectiveness of this Lease in respect of such Leased Property is contingent upon the closing of such conveyance. The commencement date of this Lease as to such Leased Property shall be the later of the date hereof or the date of the closing of such conveyance (the "COMMENCEMENT DATE").

         1.03     TERM

                  The initial term of the Lease (the "TERM") shall be: (i) for any given Leased Property a fixed term of one hundred and twenty (120) months, unless otherwise specifically and expressly provided in a Lease Supplement to this Lease, commencing on the Commencement Date for such Leased Property and (ii) for any Leased Property designated in a Lease Supplement a fixed term of one hundred and twenty (120) months, unless otherwise specifically and expressly provided in a Lease Supplement to this Lease, after Tenant shall have the right to extend this Lease and/or the Lease Supplement for any or all of the Leased Properties, at Tenant's option, for a sixty (60) month renewal term from the expiration of the Term (the "First EXTENSION TERM"), provided that no Event of Default (as defined in Section 9.01 hereof) shall exist and be continuing. In addition, Tenant shall have the right to extend this Lease for any or all of the Leased Properties, at Tenant's option, for an additional extension term of sixty
                  (60) months from the end of the previous Extension Term (the "Second Extension TERM," each an "Extension TERM," and collectively with the First Extension Term, the "EXTENSION TERMS") provided that no Event of Default (as defined in
                  Section 9.01 hereof) shall exist and be continuing. Tenant shall exercise its option for an Extension Term for a Leased Property by providing written notice to Landlord, specifying the Leased Property whose Term it elects to extend, no later than twelve (12) months prior to the end of the previous Term or Extension Term as to that Leased Property.

         1.04     HOLDING OVER

                  Should Tenant, without the express consent of Landlord, continue to hold and occupy any Leased Property after the expiration or earlier termination of the Term or any Extension Term, as the case may be, such holding over beyond the Term and the acceptance or collection of Rent (as defined hereinafter) by Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. During any such holdover period Tenant shall pay to Landlord for each month (or portion thereof) Tenant remains in such Leased Property, in lieu of the Base Annual Rent (as defined hereafter) for such Leased Property, an amount equal to the sum of one-twelfth (1/12) of (i) one hundred fifty percent (150%) of such Base Annual Rent as adjusted (the "HOLDOVER RATE") and (ii) as applicable, one hundred percent (100%) of the Additional Rent (as defined in Section 2.02 hereinafter) for such Leased Property, each as in effect on the expiration date. Said month-to-month tenancy may be terminated by Landlord by giving Tenant thirty (30) days written notice, and at any time thereafter Landlord may re-enter and take possession of such Leased Property.

         1.05     SURRENDER

                  Except as a result of (a) normal and reasonable wear and tear (subject to the obligation of Tenant to maintain each Leased Property in good order and repair during the Term); and (b) casualty, taking or other damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up each Leased Property at the expiration or termination of the Term or the Extension Term therefore, as the case may be, broom clean, in good order and repair, free of the Excluded Personal Property and any additional items of Tenant's personal property (together with the Excluded Personal Property, the ("Tenant's PERSONAL PROPERTY"), all of which Tenant shall remove prior to such surrender and delivery, and in as good order and condition as of the Commencement Date.

         1.06     DELIVERIES AT COMMENCEMENT

                  On the Commencement Date, Tenant shall deliver to Landlord:

                             (a) A binding insurance certificate, evidencing the insurance coverage required by this Lease, stating that Landlord, and any mortgagee of Landlord is an additional named insured under the Tenant's insurance policy;

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

                             (b)  A  certified  copy  of  the  Tenant's
                                  organizational documents, as amended and in existence on that date; and

                             (c)  A certificate of good standing from the
                                  jurisdiction in which Tenant is organized, and if Tenant is organized in a jurisdiction other than the sites of the Leased Property, a certificate of good standing and foreign qualification from the jurisdiction in which the Leased Property is located;

                             (d)  A consent or resolutions of the Tenant
                                  authorizing the Tenant to enter into this Lease.

II       RENT

         2.01     BASE RENT

                  Tenant shall pay Landlord annual base rent (the "Base ANNUAL RENT") as to the Leased Property for each year during the Term or the Extension Term (each such year a "Lease Year"), which Base Annual Rent shall be subject to upward adjustment pursuant to Section 2.03. In the first Lease Year for any Leased Property that is the subject of this Lease (including any property included in this Lease by a Lease Supplement), the Base Annual Rent shall be in the amount set forth in the Schedule A for such Leased Property attached hereto (the "Initial Base Annual Rent"), paid to Landlord in twelve equal monthly installments in each such Lease Year.

         2.02     ADDITIONAL RENT

                  As to each Leased Property, in addition to the Base Annual Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions (as defined in Section 3.02 hereto) which Tenant assumes or agrees to pay under this Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively, the "Additional Rent"). The Base Annual Rent and Additional Rent are hereinafter referred to as "Rent".

         2.03     BASE ANNUAL RENT ADJUSTMENT

                             a) The Base Annual Rent shall be adjusted during the Lease Term or the Extension Terms under the procedures set forth in Section 2.03 (b) (the "Base Annual Rent Adjustment"). Under no circumstances shall a Base Annual Rent Adjustment result in a Base Annual Rent that is less than the previous year's Base Annual Rent.

                             b) For each Leased Property, upon each annual anniversary date of the Base Term Commencement Date for that Leased Property, (as set forth in its Schedule A) during the Term and any Extension Terms, the Base Annual Rent shall be adjusted to reflect the percentage change in CPI between the date one year prior to the adjustment date and the adjustment date.

                             c) As used herein, "CPI" shall mean the CPI-U published by the United States Department of Labor, Bureau of Labor Statistics Consumer Price Index for All Urban Consumers, U.S. City Average available at the time of the rent adjustment calculation.

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


                  If at any time during the Term or the Extension Term, as the case may be, the CPI shall be discontinued, Landlord shall select a substitute index, subject to Tenant's reasonable and timely approval, being an existing official index published by the Bureau of Labor Statistics or its successor or another, similar governmental agency, which index is most nearly equivalent to the CPI.

         2.04     SECURITY DEPOSIT; GUARANTEE AGREEMENT

                  Prior to the Commencement Date, Tenant shall deliver to Landlord a guaranty agreement (attached hereto as Schedule C) of United Auto Group Inc. ("UAG") and/or a deposit in the amount stated in the Summary of Terms, which shall be held by Landlord as security (the "Security DEPOSIT") for the performance of Tenant's payment and other obligations under this Lease. Upon an Event of Default and the continuance thereof, Landlord shall have the right, but not the obligation, to apply the Security Deposit as set forth in
                  Section 9.08. Landlord shall return the Security Deposit, without interest, after expiration of this Lease, if Tenant has fully and faithfully carried out all of the terms, covenants and conditions hereof.

         2.05     PLACE OF PAYMENT OF RENT; DIRECT PAYMENT OF ADDITIONAL RENT

                  Landlord shall have all legal, equitable and contractual rights, powers and remedies provided in this Lease or by statute or otherwise in the case of nonpayment of the Rent for each Leased Property. Except as otherwise specifically and expressly provided in this Lease, Tenant shall pay the Base Annual Rent without notice, demand, set-off or counterclaim in advance, in lawful money of the United States of America and payable in consecutive monthly installments commencing on the Commencement Date and thereafter on the first day of each month during the Term. Unless Landlord shall direct otherwise, Tenant shall make all payments of Base Annual Rent to Landlord by direct deposit of immediately available funds to the bank account specified in Exhibit 2.05 (which account Landlord may change from time to time upon Notice to Tenant). At the direction of the Landlord, Tenant shall make payments of Additional Rent directly to the person or persons to whom such amount is owing at the time and times when such payments are due, and Tenant shall give to Landlord such evidence of such direct payments as Landlord shall reasonably request.

         2.06     NET LEASE

                  This Lease shall be deemed and construed to be an "absolute net lease" or "triple net lease", (i.e. that Tenant shall pay all costs and expenses related to the ownership and operations of each Leased Property, thereby leaving all Rent as an absolutely net return to Landlord) and as to each Leased Property, Tenant shall pay all rent, Impositions (as defined in Section 3.02 hereinafter), and other charges and expenses in connection with such Leased Property throughout the Term and any Extension Term, without abatement, deduction or set-off except as otherwise specifically and expressly provided in this Lease.

         2.07     NO TERMINATION, ABATEMENT, ETC.

                  Except as otherwise specifically and expressly provided herein, Tenant shall remain bound by this Lease in accordance with its terms. Except as otherwise specifically and expressly provided herein, Tenant shall not, without the prior written consent of Landlord, modify, surrender or terminate this Lease as to any Leased Property, nor seek, nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent as to any Leased Property for any reason whatsoever. The obligations of Landlord and Tenant shall not be affected by reason of: (a) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of any Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, other than Landlord or any person or entity acting by or through or under Landlord; (b) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; (c) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord;
                  (d) any damage to, or destruction of, any Leased Property or any portion thereof for whatever cause, or any taking of the Leased Property or any portion thereof; or (e) any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically and expressly provided in this Lease, and to the maximum extent permitted by law, Tenant hereby specifically waives all right, including but not limited to any rights under any statute relating to rights of tenants in the jurisdictions where the Leased Properties are located, which may now be conferred upon it by law, relating to: (a) the modification, surrender or termination of this Lease, or the quitting or surrender of any Leased Property or any portion thereof; (b) any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder; (c) any rights of redemption and
                  (d) any right to demand or notice of termination of eviction. Except as otherwise specifically and expressly provided in this Lease, as to each Leased Property, the obligations of Landlord and Tenant hereunder shall be separate and the Rent and all other sums shall continue to be payable in all events unless the obligations to pay the same shall be terminated or abated or reduced pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

III      IMPOSITIONS AND UTILITIES

          3.01    PAYMENT OF IMPOSITIONS

                  The Landlord and Tenant intend that Landlord shall bear none of the costs of the ownership and operation of the Leased Property except for payment of the Landlord's federal, state or local income taxes, and that Tenant shall pay all costs in every respect of the ownership and operation of the Leased Property except for Landlord's payment of the Landlord's federal, state or local income taxes. By way of example and in no means by way of limitation, the Tenant shall pay as follows: subject to the adjustments set forth herein, Tenant shall pay, in the manner set forth in Section 3.04, as Additional Rent, to the Landlord, or in another manner agreed to in writing by the Landlord and Tenant, an amount equal to the amount necessary to pay all Impositions that may be levied or become a lien on any Leased Property or any part thereof at any time (whether prior or during the Term), without regard to prior ownership of said Leased Property, before the same becomes delinquent. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon any Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities, provided, however, that Tenant shall provide to Landlord copies of all filings of such tax returns or reports in respect of any real property or Fixtures owned by Landlord. Tenant shall be entitled to any refund due in respect of such Impositions from any taxing authority if no Event of Default shall have occurred hereunder and be continuing. Any refunds in respect of such Impositions retained by Landlord due to an Event of Default shall be applied as provided in Section 9.08. Landlord and Tenant shall, upon request of



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

                  the other, provide such data as is maintained by the party to whom the request is made with respect to a Leased Property as may be necessary to prepare any required tax returns and report. In the event governmental authorities classify any Fixtures or other property covered by this Lease as personal property, Landlord and Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file with respect to their respective owned personal property. Landlord, to the extent it possesses the same, and Tenant, to the extent it posses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing such returns or reports for any property so classified as personal property. To the extent that Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action. Tenant shall provide Landlord copies of all materials filed or presented in connection with any such proceeding. Tenant shall promptly reimburse Landlord for all taxes paid by Landlord, which were not paid with deposits received from Tenant, upon receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the property with respect to which such payments are made. Impositions imposed with respect to the tax-fiscal period during which the Term commences and terminates as to each Leased Property shall be adjusted and prorated between Landlord and Tenant on a per diem basis, with Tenant being obligated to pay its pro rata share from and including the Commencement Date to and including the expiration or termination date of the Term or Extension Term, as the case may be, whether or not such imposed before or after such commencement or termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination. Tenant shall also pay to Landlord a sum equal to the amount which Landlord may be caused to pay of any privilege tax, sales tax, gross receipts tax, rent tax, occupancy tax or like tax (excluding any tax based on Landlord's net income), hereinafter levied, assessed, or imposed by any federal, state, city, county or municipal or other local governmental authority, or any subdivision thereof, upon or measured by rent or other consideration required to be paid by Tenant under this Lease or the existence of this Lease.

         3.02     DEFINITION OF IMPOSITIONS

                  "IMPOSITIONS" means, collectively: (a) taxes (including without limitation, all real estate and personal property ad valorem (whether assessed as part of the real estate or separately assessed as unsecured personal property), sales and use, business or occupation, single business, gross receipts, transaction, privilege, rent or similar taxes, but not including income or franchise or excise taxes payable with respect to Landlord's receipt of Rent; (b) assessments, whether in the nature of a special assessment or otherwise (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the Term or any Extension Term, as the case may be); (c) ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including, without limitation, license, permit, inspection, authorization and similar fees); (d) to the extent they may become a lien on a Leased Property, all taxes imposed on Tenant's operations of such Leased Property including without limitation, employee withholding taxes, income taxes and intangible taxes; and(e) all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of each Leased Property or any part thereof, the Business conducted by Tenant or any of its permitted sub-tenants thereon, and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term or any Extension Term, as the case may be, hereof may be assessed or imposed on or in respect of or be a lien upon (i) Landlord or Landlord's interest in any Leased Property or any part thereof; (ii) any Leased Property or any part thereof or any rent there from or any estate, right, title or interest therein; or (iii) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with any Leased Property or the leasing or use of any Leased Property or any part thereof. Tenant shall not, however, be required to pay: (x) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord or (y) subject to the terms of this Lease, any tax imposed with respect to the sale, exchange or other disposition by Landlord of a Leased Property or the proceeds thereof; provided however, that if any tax, assessment, tax levy or charge which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (x) or (y) immediately above is levied, assessed or imposed expressly in lieu thereof Tenant shall then pay such tax, levy, or charge set forth in said clause (x) or (y).

         3.03     UTILITIES

                  Tenant shall contract for, in its own name, and will pay, as Additional Rent all taxes, assessments, charges/deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, trash collection, and all other utilities which may be charged against the Leased Property or the occupant of the Improvements during the Term. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems of each Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements therefore.

         3.04     ESCROW OF IMPOSITIONS

                  Following an Event of Default not cured within the applicable cure period, if any, at Landlord's option, Tenant shall thereafter deposit with Landlord on the first day of each month during the Term hereof and any Extension Term, as the case may be, a sum equal to one-twelfth (1/12th) of the Impositions assessed against such Leased Property which sums shall be used by Landlord toward payment of such Impositions. If, at the end of any applicable tax year, any such funds held by Landlord are insufficient to make full payment of taxes or other Impositions for which such funds are held, Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge in full the obligations of Tenant pursuant to the provisions of this Section. If, however, at the end of any applicable tax year, such funds held by Landlord are in excess of the total payment required to satisfy taxes or other Impositions for which such funds are held, Landlord shall apply such excess amounts to a tax and Imposition escrow fund for the next tax year. With respect to each Leased Property, if any such excess exists following the expiration or earlier termination of this Lease, and subject to the terms of this Lease, Landlord shall promptly refund such excess amounts to Tenant. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

         3.05     DISCONTINUANCE OF UTILITIES

                  Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities at any Leased Property nor will such discontinuance in any way be construed as an eviction of Tenant from such Leased Property or cause an abatement of Rent as to such Leased Property or operate to release Tenant from any of Tenant's obligations as to such Leased Property under this Lease. Notwithstanding the forgoing, however, provided that if Tenant has complied with Section 3.07 hereof, Landlord shall be liable for damages to person or property or for injury to, or interruption of business, for any discontinuance of utilities at any Leased Property, in the event and to the extent, such damages or injury are caused by the gross negligence or willful misconduct of the Landlord and which damages are not otherwise fully covered (excluding deductibles) by payments to Tenant under its insurance.

         3.06     LIENS

                  Subject to Section 17.19 relating to contests, Tenant shall not directly or indirectly create or allow to remain, and will promptly discharge at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon any Leased Property or any attachment, levy, claim or encumbrance in respect of any Rent provided under this Lease, not including, however: (a) this Lease; (b) utility easements and road rights-of-way in the customary form (i) provided the same do not adversely affect the intended use of the Leased Properties (including the Improvements) and do not create a material adverse effect on the value of the Leased Properties or (ii) which result solely from the action or inaction of Landlord;
                  (c) zoning and building laws or ordinances, provided the Tenant will promptly cure any manner in which the Leased Properties and the Business are not in compliance with same;
                  (d) such encumbrances as are subsequently consented to in writing by Landlord, but excluding liens in respect of Impositions required to be paid under Section 3.01; (e) liens for Impositions so long as (i) the same are not yet payable or are payable without the addition of any fine or penalty or
                  (ii) such liens are being contested as permitted under Section 17.19; and (f) other encumbrances, easements, rights of way or liens, including such as Tenant may place on its leasehold estate in the Leased Property (which liens on Tenant's leasehold estate shall be permitted without the consent of Landlord) (1) provided the same do not adversely affect the intended use of the Leased Properties (including the Improvements), do not create a material adverse effect on the value of the Leased Properties and do not adversely affect the Landlord's rights or estate in and to the Leased Property or those of any person claiming in, through or under Landlord, including any pledgee or mortgagee thereof, or (ii) which result solely from the action or inaction of Landlord or (iii) which are Permitted Exceptions.

         3.07     IMPOSITIONS STATEMENTS

                  Tenant shall immediately after the Commencement Date notify the appropriate taxing authorities, utility providers, and other entities that would send invoices for Impositions in the jurisdiction in which the Leased Properties are situated that all tax statements, assessments and bills for Impositions shall be delivered directly to Tenant for payment. Tenant shall deliver to Landlord copies of all statements of taxes, special assessments or other Impositions within ten (10) days of Tenant's receipt thereof. To the extent that Landlord receives any tax statements, tax assessments and bills for Impositions directly from such taxing authority, utility provide or other similar entity, Landlord shall deliver to Tenant copies of all statements of taxes, special assessments or other Impositions within ten (10) days of Landlord's receipt thereof. Immediately upon Tenant's receipt of such copies from Landlord, Tenant shall immediately arrange for all future notices from that source to be delivered directly to Tenant for payment. In the event that Tenant has complied with this Section 3.07 and Landlord receives bills for Impositions, Landlord shall exercise its best efforts to promptly deliver copies of such bills for Impositions to Tenant.

IV       INSURANCE

         4.01     INSURANCE

                  Tenant shall, at Tenant's expense, keep the Improvements, Fixtures, and other components of each Leased Property insured against the following risks:

                             (a) Loss or damage by fire with extended coverage (including windstorm and subsidence), vandalism and, malicious mischief, sprinkler leakage and all other physical loss perils commonly covered by "All Risk" ("Special Form") insurance in an amount not less than one hundred percent (100%) of the then Full Replacement Cost thereof (as defined in Section 4.04 hereinafter). Such policy shall include an agreed amount endorsement if available at a reasonable cost. Such policy shall also include endorsements for contingent liability for operation of building laws, demolition costs, and increased cost of construction.

                             (b) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on any Leased Property, in commercially reasonable amounts acceptable to Landlord.

                             (c) Loss of rent under a rental value or Business interruption insurance policy covering risk of loss during the first twelve (12) months of reconstruction necessitated by the occurrence of any hazards described in Sections 4.01(a) or 4.01(b), above, and which causes an abatement of Rent as provided in Article X hereof, in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer, containing endorsements for extended period of indemnity and premium adjustment, and written with an agreed amount clause, if the insurance provided for in this clause (c) is available.

                             (d) If the Land or any portion thereof related to a Leased Property is located in whole or in part within a designated flood plain area loss or damage caused by flood in commercially reasonable amounts acceptable to Landlord.

                             (e) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

                             (f) Workers' compensation insurance as required by statute in respect of any work or other operations on or about each Leased Property.

                             (g) Comprehensive liability insurance as to each Leased Property in amounts equal to the greater of (i) One Million Dollars ($1,000,000) for each occurrence and Four Million Dollars ($4,000,000) in the aggregate, or (ii) if greater, the limits of liability generally required under the franchise agreements or other agreements pursuant to which Tenant operates the Businesses conducted on or about each Leased Property.

                             (h)  Commercial comprehensive catastrophic
                                  liability insurance with limits of liability of not less than the greater of (i) Ten Million ($10,000,000) and, if greater,(ii) the limits of liability generally required under the franchise agreements or other agreements pursuant to which Tenant operates the Businesses conducted on or about each Leased Property.

                             (i)  During the period when any addition,
                                  alteration, construction, installation or demolition is being made or performed to any part of the Leased Property, contingent liability, public liability, completed value, builder's risk (non-reporting form) workers' compensation and other insurance as is deemed prudent by Landlord.

         4.02     INSURANCE LIMITS

                  Deductible provisions for the insurance required under Section 4.01(a) shall not exceed Twenty-Five Thousand Dollars ($25,000) per location per occurrence and One Hundred Thousand Dollars ($100,000) aggregate per occurrence; under clause(d), Twenty-Five Thousand Dollars ($25,000) per occurrence, except that if federal flood insurance is available then such deductible shall not be greater than the lowest deductible available with respect to such federal flood insurance; under clause (g), Twenty-Five Thousand Dollars ($25,000) per occurrence; under clause (h), Twenty-Five Thousand Dollars ($25,000) per occurrence; and under clause (i), Twenty-Five Thousand Dollars ($25,000) per occurrence. Notwithstanding anything herein to the contrary deductible provisions related to earthquake damage shall not exceed Five Hundred Thousand Dollars ($500,000) and deductible provisions for windstorm damage shall not exceed One Hundred Thousand Dollars ($100,000).

         4.03     INSURANCE REQUIREMENTS

                  The following provisions shall apply to all insurance coverages required hereunder:

                             (a) The carriers of all policies shall have a Best's Rating of "A" or better and a Best's Financial Category of XII or larger and shall be authorized to do insurance business in the jurisdiction in which the Leased Property is located.

                             (b)  Tenant shall be the "named insured" and
                                  Landlord and any mortgagee of Landlord shall be an "additional named insured" on each policy, except the insurance required by
                                  Section 4.01(f) hereto.

                             (c) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. Each policy or certificate of insurance shall provide that such policy or certificate (i) may not be canceled, (ii) may not lapse for failure to renew, and (iii) no material change or reduction in coverage may be made, without Landlord's approval after at least thirty (30) days' prior written notice to Landlord.

                             (d) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant will not invalidate Landlord's coverage, and provide that Landlord shall not be responsible for payment of premiums.

                             (e) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

                             (f)  At least (30) thirty days prior to the
                                  expiration of each policy, Tenant shall
                                  deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor.

                  Tenant shall have the right to select any insurance company or companies meeting the standards set forth in this Section IV to provide the insurance coverage required by this Lease. Landlord shall have the right to review the insurance coverages required hereunder with Tenant from time to time, to obtain the input of third party professional insurance advisors (at Landlord's expense) with respect to such insurance coverages, and to consult with Tenant in Tenant's annual review and renewal of such insurance coverages. All insurance coverages hereunder shall be in such form, substance and amounts as are customary or standard, in Tenant's industry, but at a minimum shall comply with the requirements set forth herein.

         4.04     REPLACEMENT COST

                  THE TERM "FULL REPLACEMENT COST" MEANS THE ACTUAL replacement cost of the Improvements from time to time including increased cost of construction, with no reductions or deductions. Tenant shall, not later than thirty (30) days after the anniversary of each policy of insurance, increase the amount of the replacement cost endorsement for the Improvements to the extent necessary to reflect increased costs of construction. If Tenant makes any Permitted Alterations (as hereinafter defined) to any Leased Property, Landlord may have such full replacement cost re-determined at any time after such Permitted Alterations are made, regardless of when the full replacement cost was last determined.

         4.05     BLANKET POLICY

                  Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease and the Landlord approves the form of the policy.

         4.06     SEPARATE INSURANCE

                  Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional named insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance required pursuant to this Article. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies. The term "mortgages" as used in this Lease includes, but is not limited to, Deeds of Trust and the term "mortgagees" includes, but is not limited to, trustees and beneficiaries under a Deed of Trust.

         4.07     WAIVER OF SUBROGATION

                  Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term or any Extension Term or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, any Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable in full under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said. waivers, so long as such endorsement is available at a reasonable cost.

         4.08     MORTGAGES

                  The following provisions shall apply if Landlord now or hereafter places a mortgage on any Leased Property or any part thereof: (a) Tenant shall obtain a standard form of mortgage clause insuring the interest of the mortgagee (which requirement shall include a mortgagee policy of title insurance); and (b) Tenant shall deliver evidence of insurance to such mortgagee.

         4.09     OTHER INSURANCE REQUIREMENTS

                  Notwithstanding anything in this Lease to the contrary and not by way of limitation, in addition to the types and amounts of insurance required to be carried by Tenant herein, Tenant covenants to insure and continue in effect such types and amounts of insurance as the Tenant shall be required to carry pursuant to any contract, agreement, instrument, statute, law, rule or regulation relating to the use of the Leased Property and the operations of any Business or other activities thereon, including noncancellable written notice to mortgagee.

V                 INDEMNITY: SUBSTANCES OF CONCERN

         5.01     TENANT'S INDEMNIFICATION

                  Subject to Section 4.07 and except for any acts gross negligence or willful misconduct of Landlord or any of its agents, or employees. Tenant hereby agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 9.06) (the "Claims") incurred in connection with or arising from: (a) the ownership, possession, use, condition, operation or occupancy of the Leased Properties during the Term; (b) any activity, work, or thing done, or permitted or suffered by Tenant in, on or about the Leased Properties; (c) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (d) any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, representation, warranty, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; (e) any injury or damage to the person, property or Business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon any Leased Property; (f) any accident, injury to or death of persons or loss or damage to any item of property occurring on or about any Leased Property during the Term; and (g) any Environmental Laws or any pollution or other threat to human health or the environment at, arising out of or relating to any Leased Property as set forth in Section 5.05. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such demand, claim, or cause of action, Tenant, upon notice from Landlord, will defend the same at Tenant's expense with counsel reasonably satisfactory to Landlord. In the event Landlord reasonably determines that its interests and the interests of Tenant in any such action or proceeding are not substantially the same and that Tenant's counsel cannot adequately represent the interests of Landlord therein, Landlord shall have the right to hire separate counsel in any such action or proceeding and the reasonable costs thereof shall be paid for by Tenant. Tenant's indemnification obligations with respect to a Claim shall survive the expiration or earlier termination of this Lease.

         5.02     SUBSTANCES OF CONCERN

                  (a) For purposes of this Section 5:

                             (i)  "Substances of Concern" means, without
                                  limitation, chemicals, pollutants,
                                  contaminants, wastes, toxic substances,
                                  radioactive materials or genetically modified organisms, which are, have been or become regulated by any federal, state or local government authority including, without limitation, (1) petroleum or any fraction thereof, (2) asbestos, (3) any substance or material defined as a "hazardous substance" pursuant to SS. 101 of the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. SS. 9601), or (4) any substance or material defined as a "hazardous chemical" pursuant to the federal Hazard Communication Standard (29
                                  C.F.R. ss. 1910.1200).

                             (ii) "Environmental Laws" means all federal, state,
                                  local, and foreign laws and regulations
                                  relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, ground water, wetlands, land surface, subsurface strata, and indoor and outdoor workplace), including, without limitation, (1) laws and regulations relating to emissions, discharges, releases, or threatened releases of Substances of Concern, and (2) common law principles of tort liability.

                  (b) Tenant shall not, either with or without negligence,
                      injure, overload, deface, damage or otherwise harm any Leased Property or any part or component thereof; commit any nuisance; permit the emission of any Substances of Concern; allow the release or other escape of any biologically or chemically active substances or materials or other Substances of Concern so as to impregnate, impair or in any manner affect, even temporarily, any element or part of any Leased Property or neighboring property, or allow the storage or use of such substances or materials in any manner not sanctioned by law and by reasonable standards prevailing in the automobile retail and related industries for the storage and use of such substances or materials; nor shall Tenant permit the occurrence of objectionable noise or odors; or make, allow or suffer any waste whatsoever to any Leased Property. Landlord may inspect each Leased Property from time to time upon reasonable prior notice, and Tenant will cooperate with such inspections.

                  (c) Notwithstanding the foregoing, Tenant anticipates using, storing and disposing of certain Substances of Concern in connection with operation of its Business. Such Substances of Concern include, but are not limited to, the following: motor oil, waste motor oil and filters, transmission fluid, antifreeze, refrigerants, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. Tenant shall ascertain and comply fully with all applicable Environmental Laws and environmental standards and requirements set by federal, state or local laws, rules, regulations or governmental directives related to the Leased Properties or Tenant's use or occupancy of the Leased Property ("ENVIRONMENTAL STANDARDS"), including but not limited to any laws or standards (a) regulating the use, storage, generation or disposal of Substances of Concern, (b) regulating the monitoring or use of any underground or aboveground storage tanks at the Leased Properties, or (c) establishing any permitting, notification or reporting requirements.

                  (d) In the event of any noncompliance with any Environmental
                      Laws or Environmental Standards or any spill, release or discharge of Substances of Concern in a reportable quantity under federal, state or local law, Tenant shall:

                             (i)   give Landlord immediate notice of the
                                   incident by telephone or facsimile, providing as much detail as possible. Such notice shall be provided to Landlord or to such other person as Landlord shall designate in accordance with Section 16.01 below;

                             (ii)  as soon as possible, but no later than
                                   seventy-two (72) hours, after discovery of an incident of noncompliance, submit a written report to Landlord, identifying the source or case of the noncompliance or spill, release or discharge (including the names and quantities of any Substances of Concern involved) and the method or action required to correct the problem; and

                             (iii) cooperate with Landlord or its designated
                                   agents or contractors with respect to the investigation and correction of such problem.

                  Tenant shall also be solely responsible for providing any notice to any federal, state or local governmental authority required by applicable laws and regulations as a result of such incident.

         5.03     AUDITS

                  Landlord shall have the right to conduct, at its expense, periodic audits of Tenant's management of Substances of Concern at the Leased Properties and/or periodic tests of air, soil, surface water or groundwater at or near the Leased Properties. Landlord shall, as soon as reasonably practicable, provide Tenant with the results of any audit or tests, provided that Tenant agrees promptly to take any remedial actions required or modify its operations if in Landlord's reasonable judgment (i) Tenant has breached its obligations under this Lease and/or (ii) any of the Leased Properties is in violation of Environmental Laws. Tenant agrees to premeditate or remove a spill, release or discharge of Substances of Concern in accordance with Section 5.06 below. If Landlord reasonably determines that alterations or improvements of equipment or buildings located on the Leased Property are necessary to remedy any violation of Environmental Law or of Tenant's obligations under this Lease, Tenant shall perform such alterations or improvements as are required under the circumstances and pay all costs and expenses relating thereto. If Tenant shall fail to pay any such costs or expenses, Tenant shall deposit with Landlord the full amount necessary to pay such costs in full within ten
                  (10) days of Landlord's demand.

                  Nothing contained herein shall be construed to obligate or require Landlord to perform any audits, tests, inquiry or investigation. Landlord shall not be liable in any way for the truth or accuracy of the results of any such audit or tests that Landlord provides to Tenant.

         5.04     LANDLORD'S OPTION RE: COMPLIANCE

                  If Tenant, after notice from Landlord, fails to comply with or perform any of its obligations pursuant to this Section 5, including, but not limited to, obligations to clean up spills, releases or discharges, Landlord may, but shall not be obligated to, perform such obligations and Tenant shall pay Landlord within ten (10) days of demand Landlord's costs therefor, including any overhead and administrative costs.

         5.05     ENVIRONMENTAL INDEMNIFICATION

                  Tenant shall indemnify and hold harmless Landlord from and against all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 9.06) imposed upon or asserted against Tenant, Landlord or any Leased Property on account of any Environmental Law (irrespective of whether there has occurred any violation of any Environmental Law) relating to any Leased Property, including (a) response costs and costs of removal and remedial action incurred by the United States Government or any state or local governmental unit to any other person or entity, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) costs and expenses of abatement, investigation, removal, remediation, correction or cleanups fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity, (d) liability by reason of a breach of an environmental representation or warranty by Tenant, and
                  (e) failure of Tenant to complete in a timely manner alterations or improvements of equipment or buildings located on the Leased Property required to be completed by Tenant pursuant to Section 5.03 in a manner acceptable to Landlord.

         5.06     TENANT'S CLEANUP OBLIGATION

                  If any spill, release or discharge of Substances of Concern occurs on, at or from the Leased Properties during the Term, Tenant shall promptly take all actions, at its sole expense, as are necessary to remove or remediate such spill, release or discharge and to return the Leased Property to the condition existing prior to the introduction of any such Substances of Concern to the Leased Property, provided that Landlord's approval of such actions shall first be obtained, so long as any delay that would result from waiting to obtain Landlord's approval would not in the reasonable judgment of Tenant risk further harm to person or property. Landlord shall not unreasonably withhold its approval so long as Tenant's actions would not potentially have any material adverse effect on the Leased Property. Notwithstanding any provision in this Section
                  5.06 to the contrary, Tenant at all times shall have the absolute right to immediately take without the consent of Landlord such cleanup actions as required by federal, state, or local law or ordinance or police/safety authorities to prevent or minimize further harm to person or property.

5.07     EXISTING ENVIRONMENTAL CONDITIONS

         Tenant acknowledges that it has had the opportunity to review the Environmental Reports, if any, identified in Exhibit 5.07 hereto. Tenant hereby represents that it has reviewed and is aware of the matters disclosed in the Environmental Reports.

         As a material consideration for Landlord's willingness to enter into this Lease, Tenant, for itself and its Affiliates, and each of their shareholders, directors, officers, employees, agents, contractors, representatives, insurers, successors and assigns hereby waives and releases Landlord and its Affiliates and each of their shareholders, directors, officers, employees, representatives, agents, contractors, representatives, insurers, successors and assigns from any and all claims, demands, liabilities, costs, expenses, causes of action and rights of action whatsoever, past, present or future, known or unknown, suspected or unsuspected, which arise out of or relate in any way to the violation of Environmental Laws or the use, storage, treatment, disposal, presence, spill, release, or discharge of Substances of Concern at, on or from the Leased Properties before the Commencement Date (collectively, the "Released Claims").

         In the event that Landlord is ordered by a governmental agency, or determines that it is in its best interest, to remedy any violation of Environmental Laws or to remove or remediate any Substances of Concern present on, under or about the Leased Properties on the Commencement Date, or spilled, released or discharged on, at or from the Leased Properties before the Commencement Date, Tenant shall immediately upon notice from Landlord take all actions, at Tenant's sole expense, to promptly complete such removal or remediation.

5.08     SURVIVAL OF TENANT'S OBLIGATIONS

         Tenant's obligations under this Section 5 shall survive the expiration or earlier termination of this Lease. During any period of time employed by Tenant after the termination of this Lease to complete the removal from the Leased Property of any Substances of Concern, if the premises are not rentable for uses contemplated under this Lease, Tenant shall continue to pay the full amount of Rent due under this Lease, which Rent shall be prorated daily for the final month of such period of time.

VI       USE AND ACCEPTANCE OF PREMISES

6.01     USE OF LEASED PROPERTIES

         For so long as this Lease is in effect (including following any sublease or assignment thereof), Tenant shall use and occupy each Leased Property exclusively for the purpose of conducting the Business or for any other legal purpose for which such Leased Property is being used as of the Commencement Date, and for no other purpose without the prior written consent of Landlord which consent shall be subject to the Landlord's reasonable discretion. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Properties for such purposes. Tenant shall promptly deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency. Tenant shall be entitled to install, at its own expense, one or more signs setting forth Tenant's business name and/or operations, provided that any such sign shall comply with all applicable laws, ordinances, orders, rules, regulations, and other governmental requirements

6.02     ACCEPTANCE OF LEASED PROPERTIES

         Except as otherwise specifically and expressly provided in this Lease, Tenant acknowledges (i) Tenant and its agents have had an opportunity to inspect each Leased Property; (ii) Tenant has found each Leased Property fit for Tenant's use; (iii) delivery of each Leased Property to Tenant is in an "as-is" condition; (iv) Landlord is not obligated to make any improvements or repairs to any Leased Property; and (v) the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility, plumbing, and other portions of each Leased Property are in good working order.

         LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTIES OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION OR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OR THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. The foregoing sentence is not intended to, and does not, limit Tenant's rights under Section 15.01 of this Lease.

6.03     CONDITIONS OF USE AND OCCUPANCY

         Tenant agrees that during the Term it shall use and keep each Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy any Leased Property for any unlawful purposes; not use or occupy any Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or otherwise; keep each Leased Property in such repair and condition as may be required by the local board of health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon each Leased Property at all reasonable times after reasonable prior notice to Tenant to examine the condition thereof. In addition, at any time and from time to time upon not less than five (5) days prior written notice, Tenant shall permit Landlord and any mortgagee or lender and their authorized representatives, to inspect the Leased Properties during normal Business hours.

6.04     FINANCIAL STATEMENTS AND OTHER INFORMATION

         (a) Tenant shall provide Landlord and any mortgagee or lender of Landlord regularly (or more often as may be reasonably requested by Landlord in writing), the following financial information: (i) as to Tenant, within thirty (30) days after each fiscal quarter during the Term or any Extension Term, as the case may be, (except the fourth quarter), Tenant-prepared financial statements of Tenant and UAG's Financial Statements prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and/or applicable manufacturer accepted accounting principles; and (ii) as to Tenant and UAG, Tenant shall provide Landlord no later than ninety (90) days after the end of each fiscal year of Tenant during the Term or any Extension Term, as the case may be, financial statements, audited, reviewed or compiled by a certified public accountant (the "ANNUAL FINANCIAL STATEMENTS") provided that Landlord must receive such Annual Financial Statements in sufficient time for Landlord timely to comply with any requirements of any federal or state governmental authorities, provided further that in no event shall Tenant be required to provide the Annual Financial Statements to Landlord before the expiration of ninety (90) days after the end of each fiscal year of Tenant. Tenant shall also deliver to Landlord such additional financial information as Landlord may reasonably request. Additionally, upon Landlord's request, Tenant shall provide Landlord with copies of Tenant's and UAG's annual capital expenditure budgets for each Leased Property and any reports generated by Tenant and UAG regarding maintenance and repairs of each Leased Property.

         (b) The parties acknowledge and agree that the information provided by Tenant to Landlord under this Section 6.04 may include confidential financial information (the "Confidential Information") with respect to the Business conducted on the Leased Properties (such Confidential Information shall not include (i) information that is or becomes known publicly through no fault of the Landlord; (ii) information the Landlord obtains from a third party whom the Tenant has authorized to disclose such information to the Landlord; (iii) information already known to the Landlord before receipt from the Tenant; (iv) information that the Tenant has divulged to third parties on an unrestricted basis; and (v) information that the Landlord is required to disclose pursuant to securities laws or pursuant to an order of any court or government agency or entity. Prior to and after the Execution Date, except as may be required to be disclosed by law (including federal and state securities laws, and the rules and regulations thereunder), regulation or legal process, unless otherwise consented to in writing by the Tenant, the Landlord shall exercise its best efforts to keep all Confidential Information provided to it in connection with this Section 6.04 confidential to the same extent it treats its own confidential information and shall not disclose the Confidential Information to any third party. In the event that Landlord is required to disclose certain Confidential Information in connection with the disclosure required by
                  Section 6.04(b)(v), Landlord agrees to use all reasonable efforts, at Tenant's expense, to make such required disclosure in a manner so as to preserve as much as possible and lawful the confidentiality of such Confidential Information.

VII      REPAIRS, COMPLIANCE WITH LAWS, AND MECHANICS' LIENS

7.01     MAINTENANCE

         Tenant shall maintain each Leased Property in good order, repair and appearance, and repair each Leased Property, including without limitation, all interior and exterior, structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, building systems, HVAC systems, parking areas, sidewalks, water, sewer and gas connections, pipes, and mains. Tenant shall pay as Additional Rent the full cost of such maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about each Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect each Leased Property at all reasonable times and upon reasonable prior notice, and shall implement all reasonable suggestions of Landlord as to the maintenance and repair of each Leased Property, if implementation of such suggestion is necessary for Tenant to be in compliance with the maintenance obligations established by the first sentence of this Section 7.01.

7.02     COMPLIANCE WITH LAWS

         Tenant shall comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the possession, use, condition, or occupancy of each Leased Property, whether now or hereafter enacted and in force including without limitation: (a) licensure requirements for operation of the Business;
          (b) requirements of any board of casualty insurance underwriters or insurance service office for any other similar body having jurisdiction over any Leased Property; (c) all zoning and building codes; and (d) Environmental Laws. At Landlord's request, from time to time, Tenant shall deliver to Landlord copies of certificates or permits evidencing compliance with such laws, including without limitation, copies of any applicable licenses, certificates of occupancy and building permits. Tenant shall provide Landlord with copies of any notice from any governmental authority alleging any non-compliance by Tenant or any Leased Property with any of the foregoing requirements and such evidence as Landlord may reasonably require of Tenant's remediation thereof Tenant hereby agrees to defend, indemnify and hold Landlord, its agents, and employees from and against any and all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in Section 9.06) resulting from any failure by Tenant or any permitted sub-tenant to comply with any laws, ordinances, rules, regulations, and other governmental requirements.

7.03     REQUIRED ALTERATIONS

         Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to each Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to continue to satisfy any licensure requirements related to the operation of the Business, whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatsoever. Tenant shall provide thirty (30) days prior written notice to Landlord of any changes to a Leased Property pursuant to this Section 7.03 which involve changes to the structural integrity thereof or materially affect the operational capabilities thereof. All such additions, changes, improvements or alterations shall be deemed to be a Tenant Improvement and shall comply with all laws relating to such alterations and with the provisions of
         Section 8.01.


7.04     MECHANICS' LIENS

         Tenant shall have no authority to permit or create a lien against Landlord's interest in any Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in each Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanics' liens against any Leased Property by reason of work, labor services or materials supplied or claimed to have been supplied on or to such Leased Property. Tenant shall immediately remove, bond-off, or otherwise obtain the release of any mechanics' lien filed against any Leased Property. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

7.05     REPLACEMENTS OF FIXTURES

         (a) Tenant shall not remove Fixtures from any Leased Property except to replace such Fixtures with other items used for similar or analogous purposes, which replacement items are of equal or greater quality and utility. Upon the expiration or early termination of this Lease in respect to a Leased Property, all items that Tenant has replaced on such Leased Property shall become the sole and absolute property of the Landlord (or the Tenant to the extent that the Tenant has purchased such Leased Property pursuant to Article XVI). In the event that items are replaced by Landlord or at Landlord's expense, recognizing that Landlord has no obligation to do so, such replacement Fixtures shall be the sole and absolute property of the Landlord. To the extent that such replacement

                  Fixtures are owned by Landlord, Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Fixtures and any Fixtures that Landlord shall replace.

         (b) Tenant may not finance replacements of Fixtures by security agreement or equipment lease unless: (a) Landlord has consented to the terms and conditions of the equipment lease or security agreement; (b) the equipment lessor or lender has entered into a non-disturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including without limitation (i) Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default not cured within the applicable cure period, if any, by Tenant hereunder; (ii) the equipment lessor or lender shall promptly notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and (iii) Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement; (c) the equipment lessor or lender shall subordinate its security interest to the security interest of any of Landlord's lessors, mortgagors or lenders, whether now created or hereafter existing, and (d) Tenant shall, within ten (10) days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and non-disturbance agreement, including without limitation, reasonable attorneys' fees and costs.

7.06     ENCROACHMENTS; RESTRICTIONS

         If any of the Improvements shall, at any time, encroach upon any property, street or right-of-way adjacent to a Leased Property, or shall violate the agreements or conditions contained in any restrictive covenant or other agreement affecting a Leased Property, other than one which is created or consented to by Landlord without Tenant's consent, Tenant having been deemed to consent to any restrictive covenant or other agreement in existence on the effective date of a Lease Supplement, or shall impair the rights of others under an easement or right-of-way to which a Leased Property is subject, other than one which is created or consented to by Landlord without Tenant's consent, Tenant having been deemed to consent to any restrictive covenant or other agreement in existence on the effective date of a Lease Supplement, then promptly upon the request of Landlord or at the request of any person affected by any such encroachment, violation or impairment, Tenant shall, at its expense, subject to its right at its sole expense to contest the existence of any encroachment, violation or impairment and in such case, in the event of an adverse final determination, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, whether the same shall affect Landlord or Tenant or (b) make such changes in the Improvements and take such other actions as shall be necessary to remove such encroachment and to end such violation or impairment, including, if necessary, the alteration of improvements. Any such alteration shall be made in conformity with the requirements of Article VIII.

VIII ALTERATIONS AND SIGNS; TENANT'S PROPERTY; CAPITAL ADDITIONS TO THE LEASED PROPERTIES

8.01     TENANT'S RIGHT TO CONSTRUCT

         As to each Leased Property, during the Term of this Lease or any Extension Term, as the case may be, so long as no Event of Default shall have occurred and be continuing as to such Leased Property, Tenant may make Capital Additions (as defined herein), or other alterations, additions, changes and/or improvements to such Leased Property as deemed necessary or useful to operate such Leased Property for Tenant's Business (individually, a "TENANT IMPROVEMENT," or collectively, the "TENANT IMPROVEMENTS"). "CAPITAL ADDITIONS" shall mean the construction of one or more new buildings or one or more additional structures annexed to any portion of any of the Improvements on a Leased Property, which are constructed on any parcel or portion of the Land comprising a Leased Property, including the construction of a new floor, or the repair, replacement, restoration, remodeling or rebuilding of the Improvements or any portion thereof on a Leased Property which are not normal, ordinary or recurring to maintain such Leased Property. "REQUIRED TENANT IMPROVEMENTS" shall mean Tenant Improvements or Capital Additions which the Tenant is required by a federal or state governmental authority, applicable law, or, as to a Leased Property, are required to be constructed by the automobile manufacturer(s) with whom the Tenant's permitted sub-tenant has a franchise agreement or by a development agreement with a governmental authority or any other person applicable to the Leased Property which has been approved in writing by UAG or an Affiliate thereof ("DEVELOPMENT AGREEMENT"), and which does not result in a material decrease in value of the Leased Property. Except as otherwise agreed to by Landlord herein or otherwise in writing, any such Tenant Improvement or Capital Addition shall be made at Tenant's sole expense and, upon termination of the Lease, shall become the property of the Landlord (or the Tenant to the extent that the Tenant has purchased the Leased Property on which such Tenant Improvement or Capital Addition has been constructed pursuant to
         Article XVI). Unless made on an emergency basis to prevent injury to person or property, as to each Leased Property, Tenant must obtain Landlord's prior written approval, such approval not to be unreasonably withheld or delayed, for (a) any Capital Addition or for any Tenant Improvement which is not a Capital Addition and which has a cost of more than One Hundred Thousand Dollars ($100,000) or a cost which, when aggregated with the costs of all such Tenant Improvements on such Leased Property in a given Lease Year, would cause the total costs of all such Tenant Improvements or Capital Additions on such Leased Property to exceed Two Hundred Fifty Thousand Dollars ($250,000), unless such Tenant Improvements or Capital Additions are also Required Tenant Improvements, in which case Tenant shall, not withstanding anything herein to the contrary, have the right to make or construct such Required Tenant Improvements without the consent of Landlord so long as (i) such Required Tenant Improvements increase the quality and utility of the Leased Property or could cause the Landlord to incur a Material Liability to a governmental authority and (ii) Tenant provides thirty (30) days prior written notice of the Required Tenant Improvements and their scope and effect on the Tenant's Business. Additionally, in connection with any Tenant Improvement, including any Capital Addition or Required Tenant Improvement, Tenant shall provide Landlord with copies of any plans and specification therefor, Tenant's or UAG's budget relating thereto, any required governmental permits or approvals, any construction contracts or agreements relating thereto, and any other information relating to such Tenant Improvement as Landlord shall reasonably request. Additionally, in order for Tenant to require, pursuant to this Lease, that any appraisal or valuation of the Leased Property not include any increase in value arising from Capital Additions, Tenant Improvements and Required Tenant Improvements constructed, financed or installed solely by or through Tenant ("Tenant-constructed Improvements"), Tenant must, prior to any construction, notify Landlord in writing of its intent to perform an appraisal of the value of the Leased Property on which the Tenant-constructed Improvements will be made both before and after such Tenant-constructed Improvements and reach agreement with Landlord, whose agreement shall not be unreasonably withheld, of the name of the appraiser and the terms under which the appraisal shall be made. Such appraiser shall, at a minimum, be either a MAT Appraiser, as defined below, or shall hold a state license qualifying him or her to appraise properties of the type being appraised and shall have qualifications and experience equivalent to that required of an MM Appraiser. Unless otherwise agreed between the parties, the first appraisal shall be performed within thirty (30) days prior to the beginning of construction of the Tenant-constructed Improvements and the second appraisal shall be performed within thirty (30) days of the completion of the Tenant-constructed Improvements.

8.02     SCOPE OF RIGHT

         Subject to Section 8.01 herein and Section 7.03 concerning required alterations, at Tenant's cost and expense, Tenant shall have the right to:

         (a) seek any governmental approvals, including building permits, licenses, conditional use permits and any certificates of need that Tenant requires to construct any Tenant Improvement or Capital Addition;

         (b) erect upon each Leased Property such Tenant Improvements or Capital Additions as Tenant deems desirable;

         (c) make additions, alterations, changes and improvements in any Tenant Improvement or Capital Addition so erected; and

         (d) engage in any other lawful activities that Tenant determines are necessary or desirable for the development of each Leased Property in accordance with the Tenant's Business; provided, however, that in exercising the rights conferred on Tenant under this Section 8.02, Tenant shall not make any Tenant Improvement which would, in Landlord's reasonable judgment, impair the value of the Leased Property or the Tenant's Business or violate the Development Agreement without Landlord's prior written consent and provided, further that, except as otherwise specifically and expressly provided in this Lease, Tenant shall not be permitted to create a mortgage, lien or any other encumbrance on any Leased Property without Landlord's prior written consent.

8.03     COOPERATION OF LANDLORD

         Landlord shall cooperate with Tenant and take such actions, including the execution and delivery to Tenant of any applications or other documents, reasonably requested by Tenant in order to obtain any governmental permits, licenses or approvals sought by Tenant to construct any Tenant Improvement or Capital Addition within thirty (30) business days following the later of: (a) the date Landlord receives Tenant's request or (b) the date of delivery of any such application or document to Landlord; provided, the taking of such action by Landlord, including the execution of said applications or documents, shall be without cost to Landlord (or if there is a cost to Landlord, such actual cost shall be reimbursed by Tenant), shall not cause Landlord to be in violation of any law, ordinance or regulation or the Development Agreement, and shall not be deemed a waiver by Landlord of any of its rights or of any of Tenant's obligations, including but not limited to indemnification.

8.04     COMMENCEMENT OF CONSTRUCTION TENANT AGREES THAT:

         (a) Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement or Capital Addition;

         (b) Once Tenant begins the construction of any Tenant Improvement or Capital Addition, Tenant shall diligently oversee any such construction to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the subject Leased Property;

         (c) Landlord shall have the right at any time and from time to time to post and maintain upon each Leased Property such notices as may be necessary to protect Landlord's interest from mechanics' liens or liens of a similar nature;

         (d) Tenant shall not suffer or permit any mechanics' liens or any other claims or demands arising from the work of construction of any Tenant Improvement or Capital Addition to be enforced against any Leased Property or any part thereof, and Tenant agrees to hold Landlord, its agents and employees and said Leased Property free and harmless from all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in Section 9.06) incurred in connection with or arising therefrom;

         (e) All work shall be performed in a satisfactory and workmanlike manner consistent with standards in the industry; and

         (f) Subject to Section 8.08 in the case of Capital Additions, (i) Tenant shall not secure any construction or other financing for the Tenant Improvements or Capital Addition which is secured by a portion of any Leased Property without Landlord's prior written consent and (ii) any such financing (y) shall not exceed the cost of the Tenant Improvements or Capital Additions, (z) shall be subordinate to any mortgage or encumbrance against or in Landlord's estate in the Leased Property now existing or hereinafter created with respect to such Leased Property, and (iii) shall be limited solely to Tenant's interest in the subject Leased Property.

8.05     RIGHTS IN TENANT IMPROVEMENTS

         Notwithstanding anything to the contrary in this Lease, all Tenant Improvements and Capital Additions existing on the Leased Properties or constructed upon each Leased Property pursuant to Section 8.01, any and all subsequent additions thereto and alterations and replacements thereof shall be the sole and absolute property of Tenant during the Term and any Extension Term, as the case may be, of this Lease (in respect of such Leased Property). Upon the expiration or early termination of this Lease in respect of a Leased Property, all such Tenant Improvements and Capital Additions located thereon shall become the sole and absolute property of the Landlord (or the Tenant to the extent that the Tenant has purchased such Leased Property pursuant to
         Article XVI). Without limiting the generality of the foregoing, prior to the expiration or early termination of this Lease in respect of a Leased Property, Tenant shall be entitled to all federal and state income tax benefits associated with all Tenant Improvements and Capital Additions located on such Leased Property.

8.06     PERSONAL PROPERTY

         Tenant shall install, place, and use on each Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Fixtures as may be required or as Tenant may, from time to time, deem necessary or useful to operate such Leased Property in the operation of the Business.

8.07     REQUIREMENTS FOR THE TENANT'S PERSONAL PROPERTY

         Tenant shall comply with all of the following requirements in connection with the Tenant's

         Personal Property:

         (a) The Tenant's Personal Property shall be installed in a good and workmanlike manner, in compliance with all governmental laws, ordinances, rules, and regulations and all insurance requirements, and be installed free and clear of any mechanics' liens.

         (b) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace the Tenant's Personal Property.

         (c) Tenant shall, at Tenant's sole cost and expense, keep the Tenant's Personal Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance (which insurance shall meet the requirements of Section 4.03 hereof) in an amount not less than the full replacement cost thereof, and Tenant shall use the proceeds from any such policy for the repair and replacement of such items of Tenant's Personal Property.

         (d) Tenant shall pay all Impositions and other taxes applicable to Tenant's Personal Property.

         (e) If Tenant's Personal Property is damaged or destroyed by fire or otherwise, Tenant shall promptly repair or replace Tenant's Personal Property.

         (f) As to each Leased Property, unless an Event of Default (or any event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default) has occurred and remains uncured beyond any applicable cure period, if any, Tenant may remove Tenant's Personal Property from such Leased Property from time to time provided that: (i) the items removed are not required or necessary to operate the Business on such Leased Property (unless such items are being replaced by Tenant) and (ii) Tenant promptly repairs any damage to such Leased Property resulting from the removal of Tenant's Personal Property.

         (g) As to each Leased Property, Tenant shall remove all of Tenant's Personal Property upon the termination or expiration of the Lease and shall promptly repair any damage to such Leased Property resulting from the removal thereof to the satisfaction of Landlord; provided, however, if Tenant fails to remove Tenant's Personal Property from such Leased Property within thirty (30) days after the termination or expiration of this Lease with respect thereto, then Tenant shall be deemed, at Landlord's option, to have abandoned such items of Tenant's Personal Property, all of which shall become the property of Landlord, and Landlord may remove, store and dispose of such property and Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of such items of Tenant's Personal Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease as to such Leased Property.

         (h) Tenant shall perform its obligations under any equipment lease or security agreement for Tenant's Personal Property.

8.08     FINANCING OF CAPITAL ADDITIONS TO A LEASED PROPERTY

         Landlord may, but shall be under no obligation to, provide or arrange construction, permanent or other financing for any Capital Addition proposed to be made to a Leased Property by Tenant. Any financing so provided by Landlord shall be made in accordance with, and subject to, a written Addendum to this Lease.

IX       DEFAULTS AND REMEDIES

9.01     EVENTS OF DEFAULT

         The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder as to, at Landlord's option, the specific Leased Property or Leased Properties as to which the Event of Default exists or as to any other Leased Property:

                  (a) Tenant fails to pay in full any installment of Rent, or any other monetary obligation payable by Tenant to Landlord hereunder, within ten (10) days after the due date thereof

                  (b) Tenant fails to observe and perform any covenant (other than the covenant in respect of insurance set forth in Article IV), condition or agreement hereunder to be performed by Tenant (except those described in Section 9.01(a) of this Lease) and such failure continues for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord or if such failure shall be incapable of cure within thirty (30) days, if Tenant shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion within ninety (90) days after such thirty (30) day period;

                  (c) If Tenant or UAG: (i) admits in writing its inability to pay its debts generally as they become due; (ii) files a petition in bankruptcy or a petition to take advantage of any insolvency act; (iii) makes an assignment for the benefit of its creditors; (iv) is unable to pay its debts as they mature; (v) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property; or
                           (vi) files a petition or answer seeking
                           reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof

                  (d) If Tenant or UAG, on insolvency proceedings or on a petition in bankruptcy filed against it, is adjudicated as bankrupt or a court of competent jurisdiction enters an order or decree appointing, without the consent of Tenant or, as applicable, UAG, a receiver of Tenant, or as applicable UAG, of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant or, as applicable, UAG, under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree is not vacated, dismissed or set aside within sixty (60) days from the date of the entry thereof;

                  (e) If the estate or interest of Tenant in a Leased Property or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within fifteen (15) days after commencement thereof (unless Tenant is contesting such lien or attachment in accordance with this Lease) or if such estate or interest of Tenant is assigned, conveyed or involuntarily transferred in violation of this Lease;

                  (f) Any representation, warranty or covenant made by Tenant on behalf of itself or an Affiliate in this Lease or in any certificate, demand or request made pursuant hereto proves, despite Tenant's diligent effort, to be incorrect, in any material respect, as of the date of issuance or making thereof and such incorrect representation, warranty or covenant continues for a period of thirty (30) days after written notice thereof is given to Tenant by Landlord or if such incorrect representation, warranty or covenant shall be incapable of cure within thirty
                           (30) days, if Tenant shall not commence to cure such failure within such thirty (30) day period and continuously prosecute the performance of the same to completion within ninety (90) days after such thirty
                           (30) day period;

                  (g) Conviction of Tenant, UAG, or an Affiliate of a crime or offense constituting a felony in the jurisdiction in which committed or under federal law.

                  (h) Termination (except for reason specified in subparagraph (g) hereof) or relinquishment of the franchise or license pursuant to which Tenant or an Affiliate conducts business on or from any Leased Property, provided that such event shall not constitute an Event of Default if (i) no other Event of Default enumerated in this Section 9.01 shall occur and be continuing, and (ii) at a date no later than twenty-four (24) months following such date of termination or relinquishment, Tenant or an Affiliate has entered into written new or amended franchises or licenses for operation of motor vehicle retail or motor vehicle related businesses at such Leased Property satisfactory to Landlord in its sole discretion applying commercially reasonable standards;

                  (i) Default under any franchise or license pursuant to which Tenant or an Affiliate conducts business at a Leased Property, which default results in the termination of, or the material adverse change to the terms of, the franchise or license;

                  (j) A final, non-appealable judgment or judgments exceeding $100,000 for the payment of money not fully covered (excluding deductibles) by insurance is rendered against Tenant or UAG and the same remains undischarged, unvacated, unbonded, unappealed or unstayed for a period of thirty (30) consecutive days;

                  (k) Tenant shall fail to observe the covenant in respect to insurance under Article IV provided Landlord shall have provided notice of such failure to Tenant and Tenant shall have failed to cure such failure within three (3) business days of such notice; or

                  (1) Except after the effective date of a permitted assignment meeting the requirements of Article XIII, if Tenant is liquidated or dissolved, or begins proceedings toward liquidation or dissolution, or in any manner permits the sale or divestiture of substantially all of its assets.

9.02     REMEDIES

         To the extent an Event of Default exists only to a specific Leased Property or specific Leased Properties (in accordance with Section 9.01 above), such Event of Default shall not, at the option of Landlord, constitute an Event of Default as to any of the other Leased Properties and the remedies set forth herein shall be exercisable solely with respect to the Leased Property or Leased Properties as to which an Event of Default exists, and shall not, at the option of Landlord, be exercisable with respect to any other Leased Property. Subject to the foregoing provisions, Landlord may exercise any one or more of the following remedies as to each and every Leased Property as to which there exists an Event of Default not cured within the applicable cure period, if any:

                  (a) Landlord may terminate this Lease, exclude Tenant from possession of the subject Leased Property. Landlord agrees to use reasonable efforts, commencing upon the exclusion of Tenant from possession of the subject Leased Property, to lease the subject Leased Property to others on commercially reasonable terms. If this Lease is terminated pursuant to the provisions of this subparagraph (a) with respect to one or more, but less than all, of the Leased Properties identified on Schedule A hereto, Tenant will remain liable to Landlord for the Rent for all of the Leased Properties identified on Schedule A and other sums then due and for the balance of the Term as if the Lease had not been terminated with respect to the subject Leased Property, less the net proceeds, if any, of any re-letting of the subject Leased Property by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such re-letting, including without limitation, the expenses set forth in Section 9.02(b)(u) below. Notwithstanding the termination of this Lease with respect to a subject Leased Property, Tenant shall pay to Landlord all amounts due as Rent, and such other amounts then due, under this Lease on the days that such Rent and such other amounts become due and payable as required by this Lease.

                  (b) Without demand or notice, Landlord may re-enter and take possession of the subject Leased Property or any part thereof and repossess such Leased Property as of Landlord's former estate; and expel Tenant and those claiming through or under Tenant from such Leased Property; and, remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. If Landlord elects to re-enter, as provided in this paragraph (b) or if Landlord takes possession of such Leased Property pursuant to legal proceedings or pursuant to any notice provided by law, Landlord will use reasonable efforts, from time to time, without terminating any portion of this Lease, re-let such Leased Property or any part of such Leased Property, either alone or in conjunction with other portions of the Improvements of which such Leased Property are a part, in Landlord's name but for the account of Tenant, on commercially reasonable terms (which may be a greater or lesser term than the period which would otherwise have constituted the balance of the Term of this Lease, concessions of free rent, and the alteration and repair of such Leased Property). Landlord may collect and receive the Rents for such Leased Property. So long as Landlord has used reasonable efforts to re-let the Leased Property on commercially reasonable terms, Landlord will not be responsible or liable for any failure to re-let such Leased Property, or any part of such Leased Property, or for any failure to collect any Rent due upon such re-letting. No such re-entry or taking possession of such Leased Property by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by

                           Landlord to terminate this Lease unless such notice specifically says so. Landlord reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Lease by giving Tenant such written notice, and, in that event such Lease will terminate as specified in such notice.

                  (c) If Landlord elects to take possession of a Leased Property according to subparagraph (b) of this
                           Section 9.02 without terminating this Lease, Tenant will pay Landlord (A) the Rent and other sums which would be payable under this Lease with respect to such Leased Property if such repossession had not occurred, less (B) the net proceeds, if any, of any reletting of such Leased Property after deducting all of Landlord's expenses incurred in connection with such re-letting, including without limitation, all repossession costs, brokerage commissions, reasonable legal expenses, reasonable attorneys' fees, expense of employees, alteration, remodeling, repair costs, and expense of preparation for such re-letting. Landlord agrees it will use reasonable efforts to relet the subject Leased Property on commercially reasonable terms. If, in connection with any re-letting, any resulting lease term for the subject Leased Property extends beyond the existing Term or Extension Term, as the case may be, or such Leased Property covered by such re-letting includes areas which are not part of such Leased Property, a fair apportionment of the Rent received from such re-letting and the expenses incurred in connection with such re-letting will be made in determining the net proceeds received from such re-letting. In addition, in determining the net proceeds from such re-letting, any rent concessions will be apportioned over the term of the new lease. Tenant will pay such amounts to Landlord monthly on the days on which the Rent and all other amounts owing under this Lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the rent and other amounts from Tenant on each such day. Notwithstanding anything herein to the contrary, Landlord, at its option, may collect and apply any Rent received from such re-letting in accordance herewith and in such case shall remit any balance thereof to Tenant. Landlord shall incur no liability or obligation to Tenant arising out of the collection or application of Rent by Landlord hereunder.

                  (d) Landlord may re-enter the applicable Leased Property and have, repossess and enjoy such Leased Property as if this Lease had not been made, and in such event,
                           (i) Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession, and (ii) Tenant and its successors and assigns shall not be liable for any amounts that relate to the period after such re-entry.

                  (e) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable hereunder with respect to the subject Leased Property then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease. In taking any such action Landlord agrees it will use reasonable efforts to relet the Leased Property on commercially reasonable terms.

9.03     RIGHT OF SET-OFF

         Landlord may, and is hereby authorized by Tenant, at any time and from time to time, after advance notice to Tenant, to set-off and apply any and all sums held by Landlord in respect of a Leased Property, including all sums held in any escrow for Impositions, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant under this Lease in respect of such Leased Property and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder. Landlord shall set-off and apply such sums first, to delinquent real estate taxes, unless such taxes are being protested in good faith and no lien has attached to any Leased Property with respect thereto, second, to currently due and owing real estate taxes, and next, to other Tenant's obligations in the order which Landlord may determine. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

9.04     PERFORMANCE OF TENANT'S COVENANTS

         Landlord may, without waiving or releasing any obligation of Tenant, and without waiving or releasing any obligation or default, perform any obligation of Tenant which Tenant has failed to perform within thirty
         (30) business days after Landlord has sent a written notice to Tenant informing it of its specific failure (provided no such notice shall be required if Landlord has within the previous twelve (12) months notified Tenant of such failure under the provisions of Section 9.01). In the event Landlord deems, in its reasonable discretion, that Tenant's failure to perform such obligation has given rise to an emergency situation, Landlord may perform such obligation without waiving or releasing any obligation of Tenant, and without waiving or releasing any obligation or default; provided, however, that Landlord shall notify Tenant of such performance as soon as it is reasonably practicable to do so. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the New York Prime Rate.

9.05     LATE CHARGE

         Tenant's first payment of Rent within any twelve month period that is made more than five (5) business days after the due date shall be subject to a late charge of four percent (4%) of the amount of such overdue payment. Each subsequent payment of Rent within any twelve (12) month period more than 5 business days after the due date shall be subject to a late charge of seven percent (7%) of the amount of such overdue payment.

9.06     LITIGATION: ATTORNEYS' FEES

         Within ten (10) days after Tenant has knowledge of any litigation or other proceeding related to or arising out of this Agreement or the Leased Property in which claims are asserted in an amount in excess of $100,000, that (1) may be instituted against any Leased Property to secure or recover possession thereof, (2) may affect the title to or the interest of Landlord in any Leased Property or (3) may affect the Landlord's rights or Tenant's obligations related to or arising out of this Agreement or the Leased Property, Tenant shall give written notice thereof to Landlord. In the event that Landlord determines that Tenant has failed to give adequate cooperation or information with respect to any such litigation, investigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding, Landlord may, after notice to Tenant, undertake such investigation or proceeding and Tenant shall pay all reasonable costs and expenses (the "Costs") related thereto that are incurred by Landlord, whether or not Landlord has received notice from Tenant of such investigation or proceeding, and whether or not an Event of

         Default has actually occurred or has been declared and thereafter cured, which Costs shall include, without limitation: (a) the reasonable fees, expenses, and costs of any such litigation, investigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; (b) reasonable attorney, paralegal, consulting and witness fees and disbursements; and (c) the reasonable expenses, including, without limitation, lodging, meals, and transportation of Landlord and its employees, agents, attorneys, and witnesses in investigating or preparing for such litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. Within ten (10) days of Landlord's presentation of an invoice of Costs incurred by Landlord pursuant to the preceding sentence or otherwise incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, Tenant shall pay all such Costs. All such Costs as incurred shall be deemed to be Additional Rent under this Lease.

9.07     REMEDIES CUMULATIVE

         The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of, or failure to use, any one remedy shall not be taken to exclude or waive the right to use any other remedy.

9.08     ESCROWS AND APPLICATION OF PAYMENTS

         As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities, and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder with respect to any Leased Property until an Event of Default has occurred in respect of such Leased Property. Any payments received by Landlord under any provisions of this Lease during the existence, or continuance of an Event of Default shall be applied to Tenant's obligations, first, to delinquent real estate taxes, unless such taxes are being protested in good faith and no lien has attached to any Leased Property with respect thereto, second, to currently due and owing real estate taxes, and next, to other Tenant's obligations in the order which Landlord may determine.

9.10     POWER OF ATTORNEY

         Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act, after an Event of Default not cured within the applicable cure period, if any, for Tenant in Tenant's name, place, and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of the Leased Properties, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform, after an Event of Default not cured within any applicable cure period, if any, every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of Tenant's obligations hereunder.



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

X        DAMAGE AND DESTRUCTION

10.01    GENERAL

         Tenant shall promptly notify Landlord if any Leased Property is damaged or destroyed by reason of fire or any other cause. Tenant shall promptly repair, rebuild, or restore such Leased Property, at Tenant's expense, so as to make such Leased Property at least equal in value to such Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or executing any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Absent an Event of Default, Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including reasonable attorneys' fees. Payment will be made against properly certified vouchers of a competent architect or competent licensed engineer selected by Tenant to be in charge of the work and approved by Landlord and appropriate lien releases. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Absent an Event of Default, Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold ten percent (10%) from each such payment and shall disburse such amount after: (a) the work of repairing or rebuilding is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to such Leased Property or to Landlord in connection with such repairing or rebuilding and (b) Tenant has obtained a certificate of use and occupancy (or its functional equivalent) for the portion of such Leased Property being repaired or rebuilt. Upon the completion of rebuilding or repairing and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairs or rebuilding will be paid to Tenant absent an Event of Default. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before such Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property and Landlord shall forthwith deliver the same to Tenant absent an Event of Default.

10.02    LANDLORD'S INSPECTION

         During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the subject Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any repairs or rebuilding under this Section 10.02.

10.03    LANDLORD'S COSTS

         If, after notice from Landlord pursuant to Section 10.02, Tenant fails timely to cause corrections to be made to any deficiencies, omissions or other respects in which any repairs, building or rebuilding are not being done in compliance with approved plans and specifications, Tenant shall, within fifteen (15) days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and reasonable fees of any architect or engineer employed by Landlord in connection with the correction of any such deficiencies, omissions or other respects, including review of any plans and specifications and supervision and approval of any construction, or for any reasonable charges for reasonable services performed by Landlord's attorneys in connection therewith.

10.04    RENT ABATEMENT

         In the event that the provisions of Section 10.01 above shall become applicable as to any Leased Property, and subject to the last sentence of this Section 10.04, the applicable Base Annual Rent shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, (a) there is substantial interference with the operation of the Business of Tenant in such Leased Property, having regard to the extent to which Tenant may be required to discontinue any Business on such Leased Property, (b) Tenant does not receive payments (excluding deductibles) under its insurance fully covering such lost rent. In such circumstances, such Base Annual Rent abatement or reduction shall continue for the period commencing with the later of
         (y) the destruction or damage and (z) the time at which payments to Tenant under its insurance policies (excluding deductibles) do not fully cover such Base Annual Rent and ending with the substantial completion by Tenant of such work or repair and/or reconstruction. In the event that only a portion of any Leased Property is rendered untenantable or incapable of such use, the Base Annual Rent payable hereunder in respect thereof shall be reduced proportionately considering the extent to which the Tenant is unable to practicably use the Leased Property for Business and the extent of any insurance coverage. Tenant shall use reasonably diligent efforts to make the Leased Property tenantable and capable of such use. Notwithstanding any other provision hereof, such rental abatement shall be limited to the amount of any rental or Business interruption insurance proceeds actually received by Landlord under Article IV and shall be inapplicable if an Event of Default has occurred and is continuing.

10.05    RISK OF LOSS

         Notwithstanding anything herein to the contrary, during the Term or any Extension Term, as the case may be, the risk of loss of or decrease in the enjoyment and beneficial use of the Leased Properties in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise is assumed by Tenant, and Landlord shall in no event be answerable or accountable therefor except in the case of gross negligence, willful misconduct or breach of this Lease by Landlord resulting in such damage or destruction. In addition, all risk of loss or decrease in enjoyment and beneficial use in consequence of foreclosures, attachments, levies or executions is assumed by Tenant except for foreclosure due to Landlord's indebtedness.

XI       CONDEMNATION

11.01    TOTAL TAKING

         If at any time during the Term or any Extension Term, as the case may be, any Leased Property is totally and permanently taken by right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Condemnation"), this Lease shall terminate as to such Leased Property on the Date of Taking (which shall mean the date the condemning authority has the right to possession of the property being condemned), and Tenant shall promptly pay all outstanding applicable Rent and other charges through the date of termination, provided, however, this Lease shall not so terminate if the Condemnation occurred due to the failure of Tenant to maintain such Leased Property as required by Article VII hereof or other applicable provisions hereof whether or not such failure on the part of Tenant constituted an Event of Default hereunder at the time of the Condemnation.

11.02    PARTIAL TAKING

         If a portion of a Leased Property is taken by Condemnation, this Lease shall remain in effect as to such Leased Property if such Leased Property is not thereby rendered Unsuitable for the continuation of Tenant's Business on that Leased Property (For purposes, of this Lease, "Unsuitable" shall mean that such Leased Property is in such a state or condition such that in the good faith judgment of Tenant, reasonably exercised, it cannot be used for the continued feasible and economic operation of the Business), but in such event Landlord and Tenant shall negotiate in good faith an equitable adjustment of the Rent to reflect such partial taking. In the event that the parties cannot agree on an equitable adjustment of the Rent, the parties shall submit the dispute to arbitration subject to the arbitration provisions set forth in
         Article XIV. if the Leased Property is rendered Unsuitable for the continuation of Tenant's Business on that Leased Property, this Lease shall terminate as to such Leased Property on the Date of Taking, provided such Condemnation was not as a result of Tenant's failure to maintain such Leased Property as provided for in Section 11.01.

11.03    RESTORATION

         If there is a partial taking of any Leased Property and this Lease remains in full force and effect pursuant to Section 11.02, Landlord shall retain the amount of any Landlord Award (as hereafter defined in Section 11.05) received by Landlord, Landlord shall apply such Landlord Award to accomplish all necessary restoration to the Leased Property, and any excess after such application shall be retained by Landlord. If there is a partial taking of any Leased Property and this Lease remains in full force and effect pursuant to Section 11.02, and an Event of Default is not continuing Tenant shall retain the amount of any Tenant Award (as hereafter defined in Section 11.05) received by Tenant, Tenant shall apply such Tenant Award to accomplish all necessary restoration of Tenant's property, and any excess after such application shall be retained by Tenant. Notwithstanding anything in this Section to the contrary, in the event that there is a partial taking of any Leased Property and this Lease remains in full force and effect pursuant to Section 11.02, and there is a single Award with respect to such partial taking, then the Landlord and `Tenant shall use their good faith efforts to determine the proper apportionment of such Award (as hereafter defined) to restoration of Landlord's and Tenant's respective properties. In the event that the parties are unable to agree on such apportionment within thirty (30) days, the parties shall submit to arbitration of an apportionment subject to the arbitration provisions set forth in Article XIV.

11.04    LANDLORD'S INSPECTION

         During the progress of such restoration, Landlord and its architects and engineers may, from time to time, inspect the subject Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such restoration. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such restoration, Landlord and its architects and engineers determine that the restoration is not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such restoration does not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any restoration under this Section.


11.05    AWARD DISTRIBUTION

         The entire compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation of a Leased Property that is awarded to Landlord shall belong to Landlord (the "LANDLORD AWARD"). The entire compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation of a Leased Property that is awarded to Tenant shall belong to Tenant (to the Landlord; if an Event of Default is continuing) (the "TENANT AWARD", collectively with the Landlord Award, the "Awards", and each, individually, an "AWARD"). Notwithstanding anything in this Section to the contrary, in the event that there is a total or partial Condemnation of a Leased Property and there is a single Award with respect to such Condemnation, then the Landlord and Tenant shall use their good faith efforts to determine the proper apportionment of such Award to Landlord's and Tenant's respective properties. In the event that the parties are unable to agree on such apportionment within thirty (30) days, the parties shall seek the parties shall submit to arbitration of an apportionment subject to the arbitration provisions set forth in Article XIV.

11.06    TEMPORARY TAKING

         The taking of any Leased Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than twenty-four (24) months. Any taking of twenty-four (24) months or less shall be a temporary taking. During the first six (6) months of any such temporary taking period (or twenty four (24) months in the event that the temporary taking does not render the Leased Property Unsuitable for the continuation of the Tenant's Business), all the provisions of this Lease shall remain in full force and effect as to such Leased Property with no abatement of rent payable by Tenant hereunder. If the temporary taking extends beyond six (6) months but less than twenty four (24) months and the temporary taking does render the Leased Property Unsuitable for the continuation of the Tenant's Business, Tenant shall have the right to cease payment of Base Annual Rent for the length of such temporary taking in excess of six (6) months but less than twenty four (24) months for which Tenant has not received or is not entitled to receive payments under its insurance (excluding deductibles) necessary to pay its Base Annual Rent ("REBATE PERIOD"), provided that the Term or Extension Term of the Lease, as applicable, shall be extended for the number of months equal to the Rebate Period during which time Tenant shall pay Base Annual Rent at the rate in effect during such Rebate Period. If a taking extends beyond twenty four (24) months, the taking shall be deemed a Condemnation and the provisions of Section 11.01 shall apply. In the event of any temporary taking, the amount of any such Award made for such temporary taking allocable to the Term hereof, whether paid by way of damages, Rent or otherwise, shall be paid to Tenant and Landlord in proportion to the amount of time each bore the cost of the temporary taking.


XII      ADDITIONAL REPRESENTATIONS WARRANTIES AND FINANCIAL COVENANTS

         Tenant hereby represents, warrants and covenants to Landlord as follows:

12.01    ORGANIZATION AND QUALIFICATION

                  (a) Tenant and UAG are each duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, with all power and authority, corporate or otherwise, necessary to: (i) enter into and perform this Lease and, as to UAG, its guaranty, and (ii) own and lease its assets and properties, and conduct its Business, as it is now being conducted or proposed to be conducted. Tenant and UAG are each duly qualified as a foreign corporation or other entity, as the case may be, to conduct its Business and own and lease its assets and properties, and is in good standing, in each jurisdiction where the character of its assets and properties owned or held under lease or the nature of its Business makes such qualification necessary or advisable, and is duly qualified and licensed under all laws, regulations, ordinances or orders of public or governmental authorities, or otherwise to carry on its Business and own or lease its assets and properties in the places and in the manner in which they are owned, leased or conducted or proposed to be owned, leased or conducted, except where the failure to be so organized, qualified and in good standing or to have such authority, qualification or licensing could not result in a Material Adverse Change. Complete and correct copies of Tenant's and UAG's charter, as in effect on the date hereof, and Tenant's and UAG's bylaws, also as in effect on the date hereof, have been delivered to Landlord.

         (b) Each Affiliate that conducts operations or business on or from any Leased Property, whether now or at any time in the future, is duly organized, validly existing and in good standing under the laws of its organization, with all power and authority, corporate or otherwise, necessary to own and lease its assets and properties, and conduct its business, as it is now being conducted or proposed to be conducted. Each Affiliate is duly qualified as a foreign corporation or other entity, as the case may be, to do business and own and lease its assets and properties, and is in good standing, in each jurisdiction where the character of its assets and properties owned or held under lease or the nature of its activities or business makes such qualification necessary or advisable, and is duly qualified and licensed under all laws, regulations, ordinances or orders or public or governmental authorities or otherwise to carry on its business and own or lease its assets and properties in the places and in the manner in which they are owned, leased or is conducted or proposed to be owned, leased or conducted, except where The failure to be so organized, qualified and in good standing or to have such authority, qualification or licensing could not result in a Material Adverse Change.

            "Material Adverse Change" since a particular specified date, or a date which may be specified from the circumstances existing immediately prior to the happening of a specified event or occurrence, or, if no date or event is specified, with reference to the most recent Annual Financial Statements delivered pursuant to this Lease, means a material adverse change in the Business, assets, properties, franchises, financial condition or income of Tenant (or, as to UAG, UAG) or the operations, business, assets, properties, franchises, financial condition, income or prospects of any Affiliate (or, as to UAG, UAG), whether or not such event or occurrence is an Event of Default.

"AFFILIATE" means with respect to any Person, (1) any Person that holds direct or indirect beneficial ownership (as defined in Rule 1 3d-3 under the Securities Exchange Act of 1934, as amended) of voting securities or other voting interests representing at least five percent (5%) of the outstanding voting power of a Person or equity securities or other equity interests representing at least five percent (5%) of the outstanding equity securities or interests in a Person, or
(ii) any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with such Person.

A "PERSON" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.


12.02     FRANCHISES LICENSES ETC.

          Tenant and its subsidiaries and Affiliates own, or have sufficient interests in, all franchises, trademarks, trademark rights, trade names, trade name rights, copyrights, licenses, permits, authorizations and other rights as are necessary for the conduct of Tenant's Business and its subsidiaries' and Affiliates' businesses as now conducted or as currently proposed to be conducted by Tenant or any Affiliate, as well as rights under any agreement under which Tenant or its subsidiaries has access to confidential information used by Tenant or its subsidiaries or Affiliates in Tenants' Business or the businesses of its subsidiaries, or Affiliates as the case may be (collectively, the "Intellectual Property"). All Intellectual Property is in full force and effect in all material respects, and Tenant and its subsidiaries or Affiliates are in substantial compliance with the foregoing without any conflict with the valid rights of others, which has resulted, or could be reasonably likely to result in any Material Adverse Change. Neither Tenant nor any Affiliate has violated, or received any communication that by conducting its Business or any Affiliate's businesses, it or any Affiliate would violate any franchises, licenses, patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights or processes of any other Person nor is Tenant or any Affiliate aware of any such violations. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such license, franchise or other right or affect the rights of Tenant or its subsidiaries or any Affiliate so as to result in or reasonably be likely to result in any Material Adverse Change except with respect to working capital requirements which obligations such franchisor is not enforcing, provided that in the event that a franchisor gives notice to Tenant of its intent to enforce such working capital requirements, Tenant then complies with such working capital requirements. There is no litigation or other proceeding or dispute or, to the knowledge of Tenant or any Affiliate, threat thereof with respect to the validity or, where applicable, the extension or renewal, of any of the foregoing which has resulted, or could result, in any Material Adverse Change.

12.03     LITIGATION

          No litigation, at law or in equity, or any proceeding before any court, board or other governmental or administrative agency or any arbitrator or other forum of alternative dispute resolution is pending or, to the knowledge of Tenant or any Affiliate, threatened which involves any risk of any final judgment, order or liability which, after giving effect to any applicable insurance, has resulted, or could result, in any Material Adverse Change as to Tenant or UAG or which seeks to enjoin the execution and consummation of this Lease and the performance of Tenant's obligations hereunder and/or UAG's obligations under its guaranty. No judgment, decree or order of any court, board or other governmental or administrative agency or any arbitrator has been issued against or binds Tenant or any Affiliate, which has resulted, or could result, in any Material Adverse Change as to Tenant or UAG.

12.04     AUTHORIZATION AND ENFORCEABILITY

          Tenant and UAG have each taken all corporate or other action required to execute, deliver and perform this Lease and the guaranty. This Lease constitutes the legal, valid and binding obligation of Tenant and is enforceable against Tenant in accordance with its terms. The guaranty constitutes the legal valid and binding obligation of, and is enforceable against, UAG in accordance with its terms.

12.05     NO LEGAL OBSTACLE TO LEASE

          Neither the execution and delivery of this Lease or the guaranty of UAG, nor the performance of any obligation hereunder or thereunder has constituted or resulted in or will constitute or result in:

           (a) any breach, violation of, conflict with, default under or termination of any agreement, contract, mortgage, instrument, deed or lease to which Tenant, UAG, any Affiliate is a party or by which it or they are bound;

           (b) the violation of or conflict with any law, statute, ordinance, judgment, decree, order, rule or regulation applicable to Tenant, UAG, any Affiliate, any Improvements or any Leased Property; or

           (c) any violation of or conflict with Tenant's or any Affiliate's or UAG's Charter or Bylaws or other organizational documents, as the case may be.

No approval, authorization or other action by, or declaration to or filing with, any governmental or administrative authority or any other Person is required to be obtained or made by Tenant or UAG in connection with the execution, delivery and performance of this Lease.

12.06     CERTAIN BUSINESS REPRESENTATIONS

           (a) Labor Relations. No dispute or controversy between Tenant or UAG OR any Affiliate and its or their employees has resulted in, or is reasonably likely to result in, any

                   Material Adverse Change, and neither Tenant nor any Affiliate anticipates that their relationships with its unions or employees will result, or are reasonably likely to result, in any Material Adverse Change. Tenant, UAG, and each Affiliate is in compliance in all material respects with all federal and state laws relating to employees and labor relations, including, but not limited to, laws relating to health and safety in the workplace, non-discrimination in employment and the payment of wages.

           (b) Antitrust. Tenant, UAG, and each Affiliate is in compliance in all material respects with all federal and state antitrust laws relating to Tenant's or UAG's Business and the subsidiaries' businesses and the geographic concentration thereof.

           (c) Consumer Protection. Neither Tenant, UAG, nor any Affiliate is in violation of any rule, regulation, order, or interpretation of any rule, regulation or order of the Federal Trade Commission (including truth-in-lending) or other federal, state or local public or governmental authority or agency, with which the failure to comply, in the aggregate, has resulted in, could result in, a Material Adverse Change.

           (d) Future Expenditures. Neither Tenant nor any Affiliate, knows or has reason to know of any further expenditures by Tenant or any Affiliate necessary to meet the provisions of any federal, state or foreign governmental statutes, orders, rules or regulation as in existence on the Execution Date which could result in any Material Adverse Change.

           (e) Benefit Liabilities. Neither Tenant nor any ERISA Affiliate maintains, contributes to, or is obligated to contribute to, nor has Tenant or any ERISA Affiliate maintained, contributed to, been obligated to contribute to, or had any direct, indirect, or contingent liability with respect to, any Title IV Plan (as hereafter defined). Each Tenant Benefit Plan has been maintained in compliance with its terms and with applicable laws (including specifically the Code and the Employee Retirement Income Security Act of 1974 ("ERISA"). "TENANT BENEFIT PLAN" means any plan, fund, or other similar program described in Section 3(2) of ERISA and established or maintained or with respect to which Tenant and/or any ERISA Affiliate has an obligation to contribute for the benefit of its employees (or for which Tenant could be directly or contingently liable). "Title IV PLAN" means an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to Title IV of ERISA and is or has been established or maintained, by Tenant or any ERISA Affiliate, or to which contributions are, have been, or should have been made. "ERISA Affiliate" means any trade or business, whether or not incorporated, that, together with Tenant, is or has been under common control, within the meaning of Section 4 14(b),
                   (c), (m), or (o) of the Code or Section 4001 of ERISA.

12.07     CERTAIN FINANCIAL COVENANTS

          Tenant or an Affiliate, as applicable, is in compliance in all material respects with all material financial covenants required to be maintained pursuant to any franchise or other agreement pursuant to which Tenant or such Affiliate operates its business, except in such other respects as shall not result in any franchisor under any franchise or operating agreement to which Tenant is a party taking any action that could result in a Material Adverse Change and except with respect to working capital requirements which obligations such franchisor is not enforcing, provided that in the event that a franchisor gives notice to Tenant of its intent to enforce such working capital requirements, Tenant then complies with such working capital requirements.

12.08     DISCLOSURE

         This Lease does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make any statement contained herein not misleading in light of the circumstances under which it was made. To Tenant's knowledge, there is no event, fact or occurrence that has resulted, or in the future (so far as Tenant can reasonably foresee) could result, in any Material Adverse Change, except to the extent that present or future general and sector-specific economic conditions may result in a Material Adverse Change.

XIII      ASSIGNMENT AND SUBLETTING/ATTORNMENT

13.01     PROHIBITION AGAINST SUBLETTING AND ASSIGNMENT

          Subject to Section 13.03, Tenant shall not, without the prior written consent of Landlord, or upon compliance with any conditions established by Landlord, in its sole discretion, assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein, or all or any part of any Leased Property, or suffer or permit this Lease or the leasehold estate created hereby or any other rights arising hereunder to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. For purposes of this Section 13.01, an assignment of this Lease shall be deemed to include any Change of Control of Tenant, as if such Change of Control were an assignment of the Lease. Notwithstanding anything else in this Lease, unless an Event of Default is continuing, Tenant shall have the right, without prior written consent of Landlord, but upon prior written notice to Landlord, to mortgage, pledge, hypothecate or otherwise encumber its leasehold estate in any Leased Property, provided, that the same does not adversely affect the Landlord's rights or estate in and to the Leased Property or those of any person claiming through or under the Landlord, including any pledgee or mortgagee thereof. No assignment shall in any way impair the continuing primary liability of the Tenant hereunder.

13.02     CHANGES OF CONTROL

          A Change of Control requiring the consent of Landlord shall mean:

          (a) the issuance and/or sale by Tenant or UAG or the sale by any shareholder or equity holder of Tenant or UAG of a Controlling (which shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise) interest in Tenant or UAG to a Person other than an Affiliate of Tenant, controlled by Roger
                   S. Penske or Penske Capital Partners, LLC, other than in either case a distribution to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registered Offering");

          (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise) provided, however, that no Change of Control shall be deemed to have occurred in the event of (i) the transfer of assets (whether by operation of law, devise, descent or otherwise) to an entity owned solely and Controlled by UAG;

          (c) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned solely and Controlled by UAG), and Tenant is not the surviving entity.

13.03     OPERATING/SERVICE AGREEMENTS

          (a) Permitted Agreements. Tenant's permitted subleasee(s) shall, upon prior written notice to Landlord, without Landlord's prior approval, unless an Event of Default is continuing, be permitted to enter into such operating/service agreements for portions of each Leased Property (including, but not limited to, leases for car wash and/or quick change oil facilities to various licensees in connection with Tenant's Business as are customarily associated with or incidental to the operation of such Leased Property, which agreements may be in the nature of a sub-sublease agreement.

          (b) Terms of Agreements. Each operating/service agreement concerning a Leased Property shall be subject and subordinate to the provisions hereof. No agreement made as permitted by
                   Section 13.03(a) shall affect or reduce any of the obligations of Tenant or UAG hereunder or under the guaranty, and all such obligations shall continue in full force and effect as if no agreement had been made. No agreement shall impose any additional obligations on Landlord hereunder.

          (c) Copies. Tenant shall, within ten (10) days after the execution and delivery of any operating/service agreement permitted by Section 13.03(a), deliver a duplicate original thereof to Landlord.

          (d) Assignment of Rights in Agreements. As security for performance of its obligations hereunder, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all permitted subleases and all operating/service agreements now in existence or hereinafter entered into for each Leased Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom, to the extent the same are assignable by Tenant. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any such agreement; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any vendors or licensees to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) after the occurrence and continuance of an Event of Default, consent to, cause, or allow, any material modification or alteration of any of the terms, conditions or covenants of any of the agreements or the termination thereof, without the prior written approval of Landlord nor (ii) accept any rents (other than customary security deposits) more than thirty (30) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default. in the terms of any of the agreements.

          (e) Licenses Etc. For purposes of Section 13.03, the operating/service agreements shall mean any licenses, concession arrangements, or other arrangements relating to the possession or use of all or any part of any Leased Property.

13.04     ASSIGNMENT

          If Landlord shall withhold its consent to any assignment or if Landlord shall have established conditions to approval of any assignment but such conditions shall not have been complied with, to the reasonable satisfaction of Landlord, such assignment shall not in any way impair the continuing primary liability of Tenant hereunder. No consent to any assignment in a particular instance shall be deemed to be a general waiver of the prohibition set forth in Article XIII. Any assignment shall be solely of Tenant's entire interest in this Lease with respect to the subject Leased Property or Leased Properties and shall not relieve Tenant of its obligations hereunder. To the extent that Tenant assigns, pursuant to prior written consent of the Landlord, its interest hereunder in any Leased Property and that no Event of Default exists with respect to such Leased Property, such assignee shall assume and be liable for any and all Lease obligations but only to the extent that such obligations solely and directly relate to or arise from or under such assigned Leased Property. Any assignment or other transfer of all or any portion of Tenant's interest in this Lease in contravention of
          Article XIII shall be voidable at Landlord's option.

13.05     ATTORNMENT

          Tenant shall insert in each sublease permitted under Section 13.03(a) provisions to the effect that: (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord (and its lender) hereunder; (b) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlords' option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease or TO surrender possession thereunder, as a result of the termination hereof; and (c) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default under this Lease, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Landlord or Landlord's assignees in respect of a Leased Property, if any, as the case may be, shall be credit against the amounts owing by Tenant hereunder with respect to such Leased Property.

XIV       ARBITRATION

14.01     ARBITRATION

          The parties agree that any controversy or controversies arising under this Lease that this Lease specifically and expressly provides shall be determined by arbitration, will be determined by arbitration as hereafter provided in this Article.

14.02     APPOINTMENT OF ARBITRATORS

          The party or parties requesting arbitration shall serve upon the other a demand therefore, in writing, specifying in detail the controversy and matter(s) to be submitted to arbitration in accordance with The rules of the American Arbitration Association in Detroit, Michigan ("AAA"). The party or parties giving notice shall request a listing of available arbitrators from the AAA, and each party shall respond in the selection process within fifteen (15) days after each receipt of such listings until a panel of three (3) arbitrators has been designated. If either party fails to respond within fifteen (15) days, it is agreed that AAA may make such selections as are necessary to complete the panel of three (3) arbitrators. All arbitrators shall be independent and neutral.

14.03    ARBITRATION PROCEDURE

         Within five (5) business days after the selection of the arbitration panel, the arbitrators shall give written notice to each party as to the time and the place of each meeting, which shall be held in Detroit, Michigan, at which the parties may appear and be heard, which shall be no later than fifteen (15) days after certification of the arbitration panel. The parties agree that they will limit discovery to that which is reasonably necessary to determination of the issue or dispute submitted to arbitration. The parties agree to further waive the applicability of rules of evidence or rules of procedure in the proceedings. The applicable rules shall be those AAA in effect at the time. The arbitrators shall take such testimony and make such examination and investigations as the arbitrators reasonably deem necessary. The decision of the arbitrators shall be in writing signed by a majority of the panel which decision shall be final and binding upon the parties to the controversy. Provided, however, in rendering their decisions and making awards, the arbitrators shall not add to, subtract from or otherwise modify the provisions of this Lease.

14.04    EXPENSES

         The expenses of the arbitration shall be assessed by the arbitrators and specified in the written decision. In the absence of a determination or assessment of expenses of the arbitration procedure in the award, all of the expenses of such arbitration shall be divided equally between Landlord and Tenant. Each party in interest shall be responsible for and pay the fees, costs and expenses of its own counsel, unless the arbitration award provides for an assessment of reasonable attorneys' fees and costs.

14.05    ENFORCEMENT OF THE ARBITRATION AWARD

         There shall be no appeal from the decision of the arbitrators, and upon the rendering of an award, any party thereto may file the arbitrators' decision in the United States District Court for the Eastern District of Michigan for enforcement as provided by applicable law.

XV       QUIET ENJOYMENT; SUBORDINATION; ATTORNMENT; ESTOPPEL CERTIFICATES

15.01    QUIET ENJOYMENT

         So long as Tenant performs all of its obligations under this Lease, Tenant's possession, use and enjoyment of the Leased Properties will not be disturbed by or through Landlord, or by any person or entity acting by or through or under Landlord, and in the event Landlord or any such other person or entity breaches said covenant of quiet enjoyment provided for in this Section 15.01, Tenant shall be entitled to recover from Landlord and any other person acting by or through or under Landlord all damages, both direct and indirect, arising from such breach, together with all reasonable and actual attorney fees and cost incurred in making such recovery.

15.02    LANDLORD MORTGAGES: SUBORDINATION

         Subject to Section 15.03, without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any liens, encumbrances, security interests or title retention agreements on any Leased Property, or any portion thereof or any interest therein, whether to secure any borrowing or other means of financing or refinancing. Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this

          Section, without cost to Landlord, a Subordination and Non-Disturbance Agreement in the form attached hereto as Exhibit 15.02, which provides that (i) Tenant's rights hereunder are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against any Leased Property, together with any renewal, consolidation extension, modification, or replacement thereof, which now or at any subsequent time affects any Leased Property or any interest of Landlord in any Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior; and (ii) in the event such party succeeds to Landlord's interest under the Lease by foreclosure or purchase OR otherwise and provided that no Event of Default not cured by Tenant within any applicable grace period exists, such party will not disturb Tenant's possession, use or occupancy of the subject Leased Property. If Tenant fails or refuses to deliver such Subordination and Non-Disturbance Agreement to Landlord within five (5) business days after the request of Landlord, then Landlord shall request in writing such delivery a second time. If Tenant fails or refuses to execute, acknowledge and deliver such Subordination and Non-Disturbance Agreement within ten (10) days after such second written demand, then Landlord or such successor in interest may execute, acknowledge and deliver such Subordination and Non-Disturbance Agreement on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant the Subordination and Non-Disturbance Agreement. This power of attorney is coupled with an interest and is irrevocable.

15.03     ATTORNMENT

          If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 15.02 succeeds to Landlord's interest in any Leased Property, Tenant will pay to such holder all Rent subsequently payable hereunder as to such Leased Property. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by: (a) any payment of Rent for more than one (1) month in advance; (b) any amendment or modification hereof made without its written consent prior to the date on which the successor succeeded to the Landlord's interest; (c) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or (d) any claim or offset of Rent against Landlord relating to the period of time prior to the date on which the successor succeeded to the Landlord's interests.

15.04     ESTOPPEL CERTIFICATES

                  (a) At the request of the other party or any mortgagee or purchaser of a Leased Property or any permitted assignee of this Lease or any permitted purchaser of Tenant's Business, Tenant or Landlord, as applicable, shall execute, acknowledge, and deliver an estoppel certificate substantially in the form attached hereto as EXHIBIT 15.04(a) or, as applicable, or such other form as requested by Tenant or Landlord, as applicable, and is reasonable under the circumstances, in favor of the party requesting the estoppel certificate certifying the following as to such Leased Property: (i) that this Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; (ii) the date to which Rent and other charges have been paid; (iii) that neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default, if that be the case, or specifying any existing default; (iv) that Tenant has accepted and occupies such Leased Property; (v) in the case of Tenant's estoppel certificate, that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; (vi) in the case of Tenant's estoppel certificate, that Landlord has no outstanding construction or repair obligations; and
                           (vii) such other information as may reasonably be requested by the other party or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate.

                  (b) If Tenant fails to deliver the estoppel certificate to Landlord within ten (10) days after such request by the Landlord, then Landlord shall be required to notify Tenant in writing that the ten (10) day period has expired. If Tenant does not deliver the estoppel certificate within five (5) business days of such notice, then Tenant shall be deemed to have certified that: (i) this Lease is in full force and effect and has not been modified, or that this Lease has been modified as set forth in the certificate delivered to Tenant; (ii) Tenant has not prepaid any Rent or other charges except for the current month; (iii) Tenant has accepted and occupies such Leased Property; (iv) neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default;
                           (v) Landlord has no outstanding construction or repair obligation; and (vi) Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord.

                  (c) If Landlord fails to deliver the estoppel certificate to Tenant within ten (10) days after such request by the Tenant, then Tenant shall be required to notify Landlord in writing that the ten (10) day period has expired. If Landlord does not deliver the estoppel certificate within five (5) business days of such notice, then Landlord shall be deemed to have certified that: (i) this Lease is in full force and effect and has not been modified; (ii) Tenant is not in arrears on any Rent or other charges; (iii) Tenant has accepted and occupies such Leased Property; and
                           (iv) neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default.

                  (d) Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver on Tenant's behalf any estoppel certificate if the time period established by Section 15.04(c) has passed and Tenant has not delivered an estoppel certificate. This power of attorney is coupled with an interest and is irrevocable.

                  (e) Landlord appoints Tenant as Landlord's attorney-in-fact to execute, acknowledge and deliver on Landlord's behalf any estoppel certificate if the. time period established by Section 15.04(d) has passed and Landlord has not delivered an estoppel certificate. This power of attorney is coupled with an interest and is irrevocable.

15.05    WAIVER OF LANDLORD'S LIEN

         Landlord agrees to and does hereby waive its Landlord's lien and any other rights that it may have with respect to property or assets representing the security or collateral under Tenant's or its Affiliates "floor-plan" or similar financing arrangements during the Term or any Extension Term. Landlord shall, upon request by any such lender, execute an acknowledgment of such waiver.

XVI      RIGHT OF FIRST OFFER; RIGHT TO PURCHASE; APPRAISAL METHOD

16.01    RIGHT OF FIRST OFFER DURING LEASE TERM OR EXTENSION TERM

         As to a Leased Property, if and when during the Term or an Extension Term, as the case may be, as to that Leased Property, Landlord shall decide to sell that Leased Property to a third party who is not an Affiliate of Landlord (the "DECISION TO SELL"), provided that no default by Tenant exists under the Lease, Landlord shall notify Tenant in writing within ten (10) business days after Landlord makes a Decision to Sell the Leased Property. Such notification shall include all material terms of the sale, including, but not limited to, the purchase price, the portion of the Leased Properties or Leased Property subject to sale and the anticipated closing date of the sale (the "Sale Notification"). Tenant shall thereafter have ten (10) business days in which to notify Landlord in writing of its intent to purchase the Leased Property upon the terms set forth in the Sale Notification. If Tenant exercises this right, then the sale of the Leased Property to Tenant shall take place upon the terms set forth in the Sale Notification. If Tenant fails to exercise this right, then Landlord shall be free to sell the Leased Property to the third party upon the terms set forth in the Sale Notification. If no sale of the Leased Property is effected by the Landlord upon the terms of the Sale Notification, then Tenant's right under this Section 16.01 shall continue for each subsequent Decision to Sell during the Term or an Extension Term as to that Leased Property.

16.02    RIGHT TO PURCHASE AT END OF TERM AND EXTENSION TERMS

              (a) Landlord hereby grants the Tenant the right and option to purchase the Leased Property (the "OPTION TO PURCHASE") at an aggregate amount equal to such Leased Property's Property Consideration (as hereafter defined) upon termination of the Term or any Extension Term if applicable, of this Lease as to the Leased Property. The Option to Purchase shall not be granted as to a Leased Property if, on the Option Exercise Date (as hereafter defined), an Event of Default with respect to such Leased Property or any other Leased Property exists and has not been cured within any applicable cure period. The Tenant shall notify Landlord in writing of its intent to exercise any Option to Purchase, at least twelve (12) months prior to the end of the Term or an Extension Term, if applicable, of this Lease.

         (b) The consideration to be paid for any Leased Property upon exercise of the Option to Purchase (the "Property CONSIDERATION") shall be the Appraised Value (as hereafter defined) of such Leased Property is determined as set forth in
                  Section 16.03(a) plus any prepayment penalty and expenses incurred by Landlord to its lender or otherwise in effecting the sole. The cost of determining the Appraised Value shall be borne by Tenant.

         (c) Within thirty (30) days after the Property Consideration of such Leased Property is determined, Tenant shall notify Landlord in writing of its irrevocable decision either (i) to exercise the Option to Purchase as to the Leased Property or
                  (ii) to decline to purchase such Leased Property ("IRREVOCABLE DECISION"). In the event that Tenant's Irrevocable Decision is to exercise its Option to Purchase, Landlord and Tenant agree to cooperate to close the sale and purchase of such Leased Property entirely for cash on an "as is, where as basis" and with no warranties by Landlord other than in a special warranty deed, with the Closing to be in the final thirty (30) days prior to the end of the Term or Extension Term, as applicable (the "OPTION CLOSING PERIOD"). In the event that either (A) Tenant's Irrevocable Decision is not to exercise its Option to Purchase as to a Leased

                  Property or (B) the sale and purchase of such Leased Property does not close within the Option Closing Period due to Tenant's failure to consummate the sale and purchase of such Leased Property, then (Y) the Term or Extension Term, as applicable, shall be extended for the number of months between the Tenant's initial notification of its intent to exercise any Option to Purchase and the time at which the Tenant either makes an Irrevocable Decision not to Exercise its Option to Purchase or fails to consummate the Sale of the Leased Property within the Option Closing Period; and (Z) Landlord shall have no further obligations to Tenant pursuant to this
                  Section 16.02(a) as to each Leased Property that was the subject of Tenant's Irrevocable Decision not to exercise its Option to Purchase. This Lease shall terminate as to any Leased Property purchased by Tenant pursuant to Sections 16.01 or 16.02 upon the closing of any such purchase.

16.03     APPRAISAL METHOD

          (a) For purposes of Section 16.02 and whenever an appraisal is otherwise required under this Lease, the Appraised Value of the Leased Property shall be determined by (1) an independent appraiser, who is a member of the Appraisal Institute, and will be selected by Landlord, (the "LANDLORD MAI APPRAISER"),
                  (2) a second appraiser, who is a member of the Appraisal Institute, and will be selected by the Tenant (the "TENANT MAI APPRAISER"), and (3) a third MAI Appraiser selected by agreement of the Landlord MAI Appraiser and the Tenant MAI Appraiser (the "THIRD MAI APPRAISER") (each an "APPRAISER" and, collectively, the "APPRAISERS"). Landlord and Tenant shall select their respective Appraisers, (i) no later than thirty (30) days after the Tenant notifies Landlord of its intent to exercise the Option to Purchase or (ii) in all other cases, in no event later than ten (10) days following the date an appraisal is required, The Third MAI Appraiser shall be selected no later than five (5) days after the selection of the other Appraisers. If MAI Appraisers are not seasonably available, then each appraiser shall, at a minimum, hold a state license qualifying him or her to appraise properties of the type being appraised and shall have qualifications and experience equivalent to that required of an MAI Appraiser. The costs of the Appraisers' appraisals shall be borne by the Tenant. As promptly as possible but in no event later than forty-five (45) days after selection of the Third Appraiser, each Appraiser shall deliver his or her written report of the Appraisers' determination of the fair market value of the Leased Properties, which determination shall be based, for each Leased Property, upon the highest and best use of such Leased Property, taking into consideration the location of such Leased Property, other properties comparable thereto and the terms of the Lease provided that in the event and to the extent that the appraisal is an appraisal that is being performed pursuant to Section 16.02, such appraisal may consider that the Lease has been in place in the past, but the appraisal shall also take into consideration that the Lease will terminate upon sale of the Leased Property to Tenant pursuant to Section 16.02 and that there may not be a lease on the Leased Property after the sale.

         (b) The "Appraised VALUE" of the Leased Property or Leased Properties shall be equal to the arithmetic mean of the two
                  (2) fair market value determinations of the Appraisers that are closest in value. In the event that the values of (i) the difference between the highest appraisal value and the next lower appraisal value, and (ii) the difference between the lowest appraisal value and the next-higher appraisal value, are equal, then the "APPRAISED VALUE" shall be equal to the arithmetic mean of the fair market value determinations of all Appraisers.

XVII     MISCELLANEOUS

17.01    NOTICES

         Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "Notices") required to be given pursuant to the terms of this Lease shall be in writing and shall be addressed as follows:


If to Tenant, then to the address given in the Summary of Terms with a copy to:
                                    UAG Realty, LLC
                                    13400 Outer Drive West, Ste. B-36
                                    Detroit, MI 48239
                                    Attn: President

With a copy to:                     United Auto Group, Inc.
                                    13400 Outer Drive, West
                                    Suite B-36
                                    Detroit, MI 48239
                                    Attn: General Counsel

If to Landlord:
                                    Automotive Group Realty, LLC
                                    13400 Outer Drive West
                                    Detroit, MI 48239
                                    Attn: President

With a copy to:                     Penske Corporation
                                    13400 Outer Drive West
                                    Detroit, MI 48239
                                    Attn: General Counsel

and shall be served by (a) personal delivery; (b) certified mail, return receipt requested, postage prepaid; or (c) nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three
(3) days after mailing, or one (1) business day after deposit with the overnight courier, provided that the time period in which a response to any Notices must be given shall commence on the date of receipt thereof. Receipt of Notices hereunder shall occur upon actual delivery to an individual party or to an officer, member, or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth above, subject to change as provided herein below. Landlord or Tenant may change its notice address at any time by giving the other party Notice of such change. Any such Notice of change of address shall be effective five (5) days after delivery. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Notice shall also be deemed to be and constitute receipt.

17.02     ADVERTISEMENT OF A LEASED PROPERTY

          In the event the parties hereto have not executed a renewal lease, or agreed to a further Extension Term, as to the Leased Property within twelve (12) months prior to the expiration of the Term or an Extension Term, as the case may be, then Landlord or its agent shall have the right to enter such Leased Property at all reasonable times for the purpose of exhibiting such Leased Property to other and to place upon such Leased Property for and during the period commencing twelve (12) months prior to the expiration of the Term or an Extension Term, as the case may be, up to two (2) "for sale" or "for rent" notices or signs which notices or signs shall not unreasonably interfere with Tenant's Business.

17.03    LANDLORD'S ACCESS

         Landlord, or its designated agents or contractors, shall have the right to enter upon each Leased Property, upon reasonable prior notice to Tenant, for purposes of inspecting the same and assuring Tenant's compliance with this Lease.

17.04    ENTIRE AGREEMENT

         This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord or Tenant except as set forth in this Lease.

17.05    SEVERABILITY

          If any term or provision of this Lease is held by a court of law or an authorized arbitration panel to be invalid or unenforceable as to a Leased Property, such holding shall not affect the remainder of this Lease as to such Leased Property, or the validity or enforceability of this Lease as to any other Leased Property, and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of such Leased Property or Landlord of the Rents therefore, in which case this Lease shall forthwith terminate as to such Leased Property as if by expiration of the Term or an Extension Term, as the case may be, but shall remain in full force and effect with respect to each other Leased Property.

17.06     CAPTIONS AND HEADINGS

          The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

17.07     GOVERNING LAW

          This Lease shall be construed under the laws of the state in which the Leased Property is situated (without application of choice of law provisions).

17.08     MEMORANDUM OF LEASE OR CERTAIN RIGHTS UNDER THE LEASE

          Landlord and Tenant agree that on or before the Commencement Date of this Lease, the parties shall execute a Memorandum of Lease approved by Landlord and Tenant with respect to each Leased Property. Each Memorandum of Lease shall be in recordable form under the laws of the state in which the Leased Property is situated and each of Tenant and Landlord shall have the right to record each such Memorandum of Lease. The party recording such memorandum shall bear all costs of such recording.

17.09     WAIVER

          No waiver by either party of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant. The acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein shall not be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such default.

17.10     ASSIGNMENT; BINDING EFFECT

          Except as otherwise set forth herein, this Lease shall not be assignable by Tenant, without the prior written consent of Landlord. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

17.11     CONSENTS AND APPROVALS

          In each instance in this Lease where the Landlord is required or permitted to give a consent or approval, or to make a determination or exercise discretion (except where this Lease specifically provides that Landlord may exercise its sole discretion), the Landlord's decision and any conditions thereon must not be unreasonably delayed and must be reasonable under the circumstances. Except as provided in
          Section 13.01, there shall be a presumption that each such decision and any conditions thereon by Landlord was in fact reasonable, and Tenant shall have the burden of proof in any attempt to rebut that presumption.

17.12     SINGLE PROPERTY

          Throughout the form of this Lease there are references to "Leased Properties". If, in fact, there is only one Leased Property being leased hereunder, all such references shall, without further action, be deemed amended to refer solely to such Leased Property and all provisions relating to Leased Properties, including remedies applicable to only one Leased Property, shall likewise be amended to the extent necessary, but only to the extent necessary, to give effect to the fact that there is only one Leased Property.

17.13     MODIFICATION

          This Lease may only be modified by a writing signed by both Landlord and Tenant.

17.14     INCORPORATION BY REFERENCE

          All schedules and exhibits referred to in this Lease are incorporated herein by reference.

17.15     NO MERGER

          As to each Leased Property, the surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all subtenants of such Leased Property known to Landlord.

17.16     FORCE MAJEURE

          Landlord, its agents and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's Business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from any Leased Property or into any Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of any Leased Property, or from construction, repair, or alteration of any Leased Property or from any acts or omissions of any other occupant or visitor of any Leased Property, or from the release, emission, discharge, presence or disposal of any hazardous substance or material on or from any Leased Property, or from any other cause beyond Landlord's control.

17.17     LACHES

          No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

17.18     WAIVER OF JURY TRIAL

          Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Lease or the use and occupancy of any Leased Property (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose and waives the right to interpose, any counterclaim in any such proceeding, provided that Tenant shall have the right to raise any affirmative defense based upon the Landlord's alleged breach of Tenant's right of quiet enjoyment of the Leased Property or the rights of Tenant to purchase the Leased Property pursuant to Sections 16.01 and 16.02.

17.19     PERMITTED CONTESTS

          Unless an Event of Default shall be continuing, Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that: (a) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the subject Leased Property;
          (b) neither the subject Leased Property nor any Rent there from nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (c) in the case of a legal requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (d) in the event that any such contest shall involve a sum of money or potential loss in excess of Twenty Five Thousand Dollars ($25,000), Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (a), (b) and (c), to the extent applicable; (e) in the case of a legal requirement and/or an Imposition, lien, encumbrance, or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of a subject Leased Property or the Rent in respect thereof by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; (1) in the case of an insurance requirement, the coverage required by Article IV shall be maintained; and (g) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and hold harmless Landlord, its officers, trustees, employees, shareholders, affiliates and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including punitive and consequential damages), losses, liabilities (including strict liability), judgments, costs and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in Section 9.06) that may be incurred in connection with or arise from any such contest.

17.20     CONSTRUCTION OF LEASE

          This Lease has been reviewed by Landlord and Tenant and their respective professional advisors. Landlord and Tenant believe that this Lease is the product of all their efforts, that they express their agreement, and agree that they shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of any party's efforts in preparing such documents.

17.21     COUNTERPARTS

          This Lease may be executed in duplicate counterparts, each of which shall be deemed an original hereof or thereof.

17.22     RELATIONSHIP OF LANDLORD AND TENANT

          The relationship of Landlord and Tenant is the relationship of lessor and lessee. Landlord and Tenant are not partners, joint venturers, or associates.

            IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.


WITNESS:                                        AUTOMOTIVE GROUP REALTY, LLC



/s/ M. Feher                                    /s/ Peter E. Mogk
---------------------------                     --------------------------

                                                Name: Peter E. Mogk

                                                Title:  Treasurer



WITNESS:                                        UAG REALTY, LLC




/s/ M. Feher                                    /s/    Roger S. Penske
----------------------------                    ----------------------

                                                Name: Roger S. Penske
                                                      ---------------

                                                Title:  Chairman of the Board
                                                        ---------------------

                          SCHEDULE A LEASED PROPERTIES

                        SCHEDULE B PERMITTED EXCEPTIONS

                   EXHIBIT 2.05 PAYMENT ACCOUNT INFORMATION

Wiring instruction for the Landlord's operating account are as follows:

              EXHIBIT 5.07 INDENTIFICATION OF ENVIRONMENTAL REPORTS

           EXHIBIT 15.02 - SUBORDINATION AND NON-DISTURBANCE AGREEMENT


         THIS AGREEMENT is made as of this day of ______, 2000, among ____________, a _____________ organized under the laws of the State of
____________ ("Lender"), UAG REALTY, LLC, a Delaware limited liability company ("Tenant"), and AUTOMOTIVE GROUP REALTY, LLC, A Delaware limited liability company ("Landlord").

                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into a certain Lease, dated __________, which lease and all amendments, modifications, assignments, subleases and other agreements related thereto are attached hereto as Exhibit A and incorporated herein by this reference (collectively, the "Lease"), which Lease relates to the premises described therein (the "Premises"), and

         WHEREAS, Lender has made or has committed TO make a first mortgage loan to Landlord in the principal amount not to exceed $150,000,000 (the "Loan"), the Loan being secured by a mortgage, deed of trust or security deed (collectively, the "Mortgage") and an assignment(s) of leases and rents from Landlord to Lender covering the Premises; and

         NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sum of Ten Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are herby acknowledged, and notwithstanding anything in the Lease to the contrary, it is herby agreed as follows:

         1. SUBORDINATION OF LEASE. Lender, Tenant and Landlord do hereby covenant and agree that the Lease with all rights, options, liens and charges created thereby, is and shall continue to be subject and subordinate in all respects to the Mortgage and to any renewals, modifications, consolidations, replacements and extensions thereof and to all advancements made thereunder.

         2. NONDISTURBANCE OF TENANT. Lender does hereby agree with Tenant that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, so long as Tenant complies with and performs its obligations under the Lease, (a) Lender will take no action which will interfere with or disturb Tenant's possession or use of the Premises or other rights under the Lease, and (b) the Premises shall be subject to the Lease and Lender shall recognize Tenant as the tenant of the Premises for the remainder of the terms of the Lease in accordance with the provisions thereof, provided, however, that Lender shall not be subject to any offsets or defenses which Tenant might have against any prior landlord, nor shall Lender be liable for any act or omission of any prior landlord, nor shall Lender be bound by any rent or additional rent which Tenant might have paid for more than the current month to any prior landlord nor shall it be bound by any amendment or modification of the Lease made after it makes the Loan without its consent.

         3. ATTORNMENT BY TENANT. Tenant does hereby agree with Lender that, in the event Lender becomes the owner of the Premises by foreclosure, conveyance in lieu of foreclosure or otherwise, then Tenant shall attorn to and recognize Lender as the landlord under the Lease for the remainder of the term thereof, and Tenant shall perform and observe its obligations thereunder, subject only to the terms and conditions of the Lease. In such event, Lender shall not be liable for any act or omission of any prior landlord, liable for return of the security deposit unless same was actually delivered to Lender, bound by any amendment to or assignment of the Lease made after it makes the Loan without its consent, bound by any rent paid more than thirty (30) days in advance, or be subject to any set-off or defense Tenant might have had against any prior landlord. Tenant further covenants and agrees to execute and deliver upon request of Lender or its assigns, an appropriate Agreement of Attornment to Lender and any Subsequent titleholder of the Premises.

         4. ACKNOWLEDGMENT OF ACQUISITION RIGHTS. Lender acknowledges that Tenant has certain purchase rights under the Lease. So long as Tenant complies with the provisions of the Lease, Lender acknowledges that Tenant may exercise such rights and Lender will honor such rights so long as Tenant pays the acquisition price determined in accordance with the Lease to Lender or otherwise obtains a release from Lender.

         5. CURATIVE RIGHTS; MODIFICATION OF LEASE; AND ADVANCE PAYMENT OF RENT. So long as the Mortgage remains outstanding and unsatisfied:

         (a) Tenant will mail or deliver to Lender, at the address and in the manner herein below provided, a copy of all notices permitted or required to be given to the Landlord by Tenant under and pursuant to the terms and provisions of the Lease. At any time before the rights of the Landlord shall have been forfeited or adversely affected because of any default of the Landlord, or within the time permitted the Landlord for curing any default under the Lease as therein provided, Lender may, but shall have no obligation to, pay any taxes and assessments, make any deposits or do or make any repairs and improvements or any other act or thing required of the Landlord by the terms of the Lease; and all payments so made and all things so done and performed by Lender shall be as effective to prevent the rights of the Landlord from being forfeited or adversely affected because of any default under the Lease as the same would have been if done and performed by the Landlord.

         (b) Tenant will not consent to the modification of the Lease, nor to the termination thereof, without the prior written consent of Lender, such consent not to be unreasonably withheld or delayed, nor will Tenant pay any rent under the Lease more than thirty (30) days in advance.

         6. CONSENT TO ASSIGNMENT. Tenant acknowledges that Landlord will execute and deliver to Lender an assignment of the Lease as security for the Loan, and Tenant hereby expressly consents to such assignment.

         7. LIMITATION OF LIABILITY. Lender shall have no liability whatsoever hereunder prior to becoming the owner of the Premises; and Tenant agrees that if Lender becomes the owner of the Premises, Tenant shall look solely to the estate or interest of Lender in the Premises (which shall be the ownership of the Premises) for satisfaction of any obligation which may be or become owing by Lender to Tenant hereunder or under the Lease.

         8. LANDLORD AND TENANT CERTIFICATIONS. Landlord and Tenant hereby certify to Lender that the Lease has been duly executed by Landlord and Tenant and is in full force and effect, that the Lease and any modifications and amendments specified herein are a complete statement of the agreement between Landlord and Tenant with respect to the leasing of the Premises, and the Lease has not been modified or amended except as specified herein; that to the knowledge of Landlord and Tenant, no party to the Lease is in default thereunder; that no rent under the Lease has been paid more than thirty (30) days in advance of its due date; and that Tenant, as of this date, has no charge, lien or claim of offset under the Lease, or otherwise, against the rents or other charges due or to become due thereunder.

         9. TENANT ESTOPPEL CERTIFICATIONS. With the knowledge that Lender, as beneficiary of the mortgage encumbering the premises, will place substantial reliance thereon in connection with the closing and funding of the Loan, Tenant hereby makes the following certifications:

         (a) The term of the Lease commenced on _____________, 2000, and will terminate on _________

         (b) The Lease, as described above, has not been modified, amended, assigned or subleased except as set forth in Exhibit A attached hereto, and is in good standing and in full force and effect.

         (c) The Lease provides for rental payments over the term of the Lease, all as specifically provided in the Lease. No rent under the Lease has been paid more than thirty (30) days in advance of the due date of same. For the year, monthly payments, which are due on the first (1st) day of each month, are as follows:
Basic Rent-             $_________

         Payment of the above amount was timely made for the months of___, and __________, and the next payment of the above amount will be due on _______, 2000. In addition to the above amount, certain additional sums are due to Landlord from Tenant under the Lease, all as specifically set forth in the Lease.

         (d) Tenant has [not] paid a security deposit under the Lease.

         (e) To Tenant's knowledge there are no defaults by Landlord under the Lease and there are no existing circumstances which, with the passage of time, or notice, or both, would give rise to a default under the Lease.

         (f) Tenant has accepted and is occupying the Premises, and Landlord has no unperformed obligation under the Lease to construct any improvements for the Tenant related to the Premises.

         (g) As of the date hereof, Tenant has no charge, lien, claim of set-off or defense against rents or other charges due or to become due under the Lease or otherwise under any of the terms, conditions, or covenants contained therein.

         (h) Tenant has received no notice from any insurance company of any defects or inadequacies in the Premises or in any part thereof which would adversely affect the insurability of the Premises.

         (i) Except as provided in the Lease, Tenant does not have any right or option to purchase the Premises.

         j) Except as provided in the Lease, Tenant does not have any rights or options to renew the Lease or to lease additional space in any building owned by the Landlord.

         10. TENANT COVENANTS.

         (a) From and after the date hereof, Tenant will not pay any rent under the Lease more than thirty (30) days in advance of its due date.

         (b) From and after the date hereof, so long as there shall be any assignment of Landlord's interest in the Lease to Lender, or any successor thereto, Tenant will not: consent to the modification of the Lease nor to the termination thereof without the prior written consent of the Lender or any successor holder of the Loan or the Mortgage which consent shall not be unreasonably withheld or delayed (either of them being called "Mortgagee"), nor seek to terminate the Lease by reason of any act or omission of Landlord until Tenant shall have given written notice of such act or omission to such Mortgagee's last address furnished Tenant) and until a reasonable period of time shall have elapsed following the giving of such notice, during which period the Mortgagee shall have the right, but not the obligation, to remedy such act or omission.

         (c) Upon written notice of the default by Landlord under any of the loan documents held by Mortgagee and assignment of the Landlord's interest under the Lease by Landlord to Mortgagee, Tenant, if Mortgagee so requests, will recognize such Mortgagee as the Landlord under the Lease and will thereafter pay rent and other sums to Mortgagee (or to the party designated by the Mortgagee in writing) in accordance with the terms of the Lease, and, in such event, such Mortgagee will not be liable for any act or omission of any prior lessor, liable for return of the security deposit unless same was actually delivered to Mortgagee, bound by any amendment to or assignment of the Lease made after it makes the Loan without its consent, bound by any rent paid more than thirty (30) days in advance, or be subject to any set-off or defense Tenant might have had against any prior lessor for any rent or other amounts due.

         11. NOTICES. Unless and except as otherwise specifically provided herein, any and all notices, elections, approvals, consents, demands, requests and responses thereto ("Communications") permitted or required to be given under this Agreement shall be in writing, signed by or on behalf of the party giving the same, and shall be deemed to have been properly given and shall be effective upon the earlier of receipt thereof or three (3) days after deposit thereof in the United States mail, postage prepaid, certified with return receipt requested, to the other party at the address of such other party set forth herein below or at such other, address within the continental United States as such other party may designate by notice specifically designated as a notice of change of address and given in accordance herewith; provided, however, that the time period in which a response to any Communication must be given shall commence on the date of receipt thereof, and provided further that no notice of change of address shall be effective with respect to Communications sent prior to the time of receipt of such change. Receipt of Communications hereunder shall occur upon actual delivery (whether by mail, facsimile transmission, messenger, courier service, or otherwise) to an individual party or to an officer, member, or general or limited partner of a party or to any agent or employee of such party at the address of such party set forth herein below, subject to change as provided hereinabove. An attempted delivery in accordance with the foregoing, acceptance of which is refused or rejected, shall be deemed to be and shall constitute receipt; and an attempted delivery in accordance with the foregoing by mail, messenger, or courier service (whichever is chosen by the sender) which is not completed because of changed address of which no notice was received by the sender in accordance with this provision prior to the sending of the Communication shall also be deemed to be and constitute receipt. Any Communication, if given to Lender, must be addressed as follows, subject to change as provided hereinabove:


and, if given to Tenant, must be addressed as follows, subject to change as provided hereinabove:
                                 UAG REALTY, LLC
                                 13400 Outer Drive West, Ste. B-36
                                 Detroit, MI 48239
                                 Attn: President

with a copy to:                  United Auto Group, Inc.
                                 13400 Outer Drive West, Ste. B-36
                                 Detroit, MI 48239
                                 Attn: General Counsel
and, if given to Landlord, must be addressed as follows, subject to change as provided hereinabove:

                                             Automotive Group Realty, LLC
                                             13400 Outer Drive West
                                             Detroit, MI 48239
                                             Attn: President

with a copy to:                              Penske Corporation
                                             13400 Outer Drive West
                                             Detroit, MI 48239
                                             Attn: General Counsel



         12. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, successors-in-title and assigns. When used herein, the term "Landlord" or "landlord" refers to Landlord and to any successor to the interest of Landlord under the Lease.


                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                        LENDER:
Signed, sealed and delivered
in the presence of:
                                        By:____________________________________
                                        Title:_________________________________

Witness

_____________________________


                                        UAG REALTY, LLC

Signed, sealed and delivered
in the presence of:                     By:____________________________________
                                        Title:_________________________________


Witness

____________________________



                                        AUTOMOTIVE GROUP REALTY, LLC

Signed, sealed and delivered
in the presence of:                     By:____________________________________
                                        Title:_________________________________





Witness

____________________________

County of___________________

                             SS:

State of____________________


         This is to certify that on this ______day of ___________, 2000, personally appeared before me, a notary public of the County (City) aforesaid, known to me (or satisfactorily identified to me) to be the individual signing on behalf of Lender in the capacity stated by his signature, and that he acknowledged the within document to be the act and deed of the Lender.




                                        Notary Public

                                           My commission expires:

County of___________________________

                                       SS:

State of____________________________


         This is to certify that on this day of ____________, 2000, personally appeared before me, a notary public of the County (City) aforesaid, known to me (or satisfactorily identified to me) to be the individual signing on behalf of Tenant in the capacity stated by his signature, and that he acknowledged the within document to be the act and deed of the Tenant.

                                        Notary Public

                                           My commission expires:


County of___________________________

                                        SS:
State of______________________________

         This is to certify that on this day of _________, 2000, personally appeared before me, a notary public of the County (City) aforesaid, known to me (or satisfactorily identified to me) to be the individual signing on behalf of Landlord in the capacity stated by his signature, and that he acknowledged the within document to be the act and deed of the Landlord.




                                        Notary Public

                                           My commission expires:

                                EXHIBIT 15.04(A)


Tenant Name:_____________________________________


                           TENANT ESTOPPEL CERTIFICATE


         The undersigned ("Tenant") hereby warrants, represents and certifies to and agrees with _______________ whose mailing address is __________________ ("Lender"), the following statements set forth below in this Tenant Estoppel Certificate (the "Certificate") with the understanding that Lender is relying on such warranties, representations, certifications and agreements in this Certificate as an inducement to the Lender in making a permanent loan (the "Loan") to ___________________ ("Landlord"), secured by, among other things, that certain deed of trust/mortgage, assignment of rents and security agreement executed (or to be executed) by Landlord for the benefit of Lender (the "Instrument") encumbering the land and buildings located on the property as more particularly described on Exhibit A attached hereto (the "Mortgaged Property"). Based upon the foregoing, Tenant hereby warrants, represents and certifies as follows:

         1. The Tenant is the tenant under that certain lease (the "Lease") dated ___________, 2000 [as amended on ____________________ ]
         between Landlord, as landlord, and Tenant, as tenant, covering the Mortgaged Property and the following information concerning the Lease, the Tenant and the Demised Premises is true and correct.

                  (a) A true, correct and complete copy of the Lease together with all amendments, modifications, side letters, guaranties, letters of credit and other documents evidencing, governing or securing the Tenant's obligations under the Lease are attached hereto as Exhibit B. The Lease constitutes the entire agreement between the Landlord and the Tenant concerning the Mortgaged Property and there are no other agreements, written or oral, between the Landlord and the Tenant relating thereto except as attached in Exhibit B. The guarantor(s) of the Lease United Auto Group, Inc., a Delaware corporation.

                  (b) The Lease has commenced pursuant to its terms and is in full force and effect. Except as otherwise set forth in the Lease, the Tenant has no right to vacate the Mortgaged Property or cease to operate its business there from, except as provided in the Lease.

                  (c) The Lease commenced on ___________ and expires on __________. The Tenant has _____________ remaining options to renew the Lease for a successive period of___________ years.

                  (d) The Lease is an absolute net lease, and the Tenant is presently obligated under the lease to pay (i) monthly Rent to the Landlord [$_________] (subject to annual upward adjustment after an initial abatement period), and (ii) all taxes, assessments, water, sewer and other charges, levies and fees, utilities government charges and other sums or amounts of any kind that come due or are payable during the term of the Lease.



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

                  (e) The Tenant has paid the monthly rent described in subparagraph 1(d)(i) above through and including the month of_____________, 2000. The Tenant has paid the charges described in subparagraphs l(d)(ii) through the most recent billing period for such charges.

                  (f) The Tenant is in possession of the Mortgaged Property, [is presently open and conducting business with the public at the Mortgaged Property under the trade name of

                  (g) As of the date hereof, except as otherwise expressly set forth on the attached schedule (if necessary), the Tenant is not entitled to any credits, reductions, offsets, defenses, free rent, rent concessions or abatements of rent under the Lease or otherwise against the payment of rent or other charges under the Lease.

                  (h)      No rent has been paid more than (1) month in advance.

                  (i) As of the date hereof, all of the obligations of the Landlord under the Lease have been duly performed and completed including, without limitations, any obligations of the Landlord to make or to pay the Tenant for any improvements, alterations or work done on the Mortgaged Property.

                  (j) There are no existing or claimed conditions which are or with the passage of time would constitute a default on the part of the Landlord or the Tenant under the terms of the Lease. The Tenant has not assigned, transferred, mortgaged, or hypothecated the Lease or any interest therein or subleased all or any portion of the Mortgaged Property.

                  (k) [The Landlord is holding a security deposit in the amount of $ ________________ ].

                  (1) Neither Tenant nor any guarantor of the Lease is presently the subject of any proceeding pursuant to the United States Bankruptcy Code of 1978, as amended.

         2. The Certificate shall apply to, bind and inure to the benefit of the Lender and the Tenant and their respective successors and assigns. As used herein, the term "Tenant" shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assigned of Tenant under the Lease and any successor of any of them. The term "Lender" as used herein shall include the current holder of the Instrument [_______] the successors and assigns of Lender of [__________]and any person, party or entity which shall become the owner of (a) the Mortgaged Property by reason of a foreclosure of the Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise and/or (b) the Loan and Instrument; provided, however, any party listed herein as included in the definition of "Lender" shall only be liable for any acts, omissions, liabilities or obligations of that particular party and not for any such matters of any other party included in the definition of "Lender." The term "Landlord" as used herein shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease.



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




                                        TENANT:
                                        ______________________________


                                        a ______________________







                                        By:___________________________
                                        Title:________________________




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


                                EXHIBIT 15.04(B)


                 Landlord Name:_________________________________


                          LANDLORD ESTOPPEL CERTIFICATE


         The undersigned ("Landlord") hereby warrants, represents and certifies to and agrees with ______________________ whose mailing address is _________________________ ("_________"), the following statements set forth below in this Landlord Estoppel Certificate (the "Certificate")

[(if Lender to Tenant) with the understanding that Tenant's Lender is relying on such warranties, representations, certifications and agreements in this Certificate as an inducement to the Tenant's Lender in making a permanent loan (the "Loan") to__________________ ("Tenant"), secured by, among other things, that certain deed of trust/mortgage executed (or to be executed) by Tenant for the benefit of Tenant's Lender (the "Instrument") encumbering the encumbering the Tenant's leasehold estate (the "Mortgaged Leasehold") in the property ("Property") both Mortgage Leasehold and Property as more particularly described on Exhibit A attached hereto.] Based upon the foregoing, Landlord hereby warrants, represents and certifies as follows:

           1. The Landlord is the Landlord under that certain lease (the "Lease") dated ___________________,2000 as amended on ____________between
Landlord, as landlord, and Tenant, as tenant, covering the Property and the Mortgaged Leasehold therein and the following information concerning the Lease, the Tenant and the Demised Premises is true and correct.

                  (a) A true, correct and complete copy of the Lease together with all amendments, modifications, side letters and other documents evidencing, governing or securing the Landlord's obligations under the Lease are attached hereto as Exhibit B. The Lease constitutes the entire agreement between the Landlord and the Tenant concerning the Property and there are no other agreements, written or oral, between the Landlord and the Tenant relating thereto except as attached in Exhibit B. [The guarantor(s) of Tenant's obligations under the Lease is _________].

                  (b) The Lease has commenced pursuant to its terms and is in full force and effect. Except as otherwise set forth in the Lease, the Tenant has no right to vacate the Mortgaged Leasehold or cease to operate its business therefrom, except as provided in the Lease.

                  (c) The Lease commenced on ___________ and expires on __________. The Tenant has______ remaining options to renew the Lease for a successive period of ______ years.

                  (d) The Lease is an absolute net lease, and the Tenant is presently obligated under the lease to pay (i) monthly Rent to the Landlord [$__________] (subject to annual upward adjustment after an initial abatement period), and (ii) all taxes, assessments, water, sewer and other charges, levies and fees, utilities government charges and other sums or amounts of any kind that come due or are payable during the term of the Lease.

                  (e) The Tenant has paid the monthly rent described in subparagraph 1 (d)(i) above through and including the month of____, 2000. The Tenant has paid the charges described in subparagraphs 1 (d)(ii) through the most recent billing period for such charges.



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

                  (f) The Tenant is in possession of the Property, is presently open and conducting business with the public at the Property under the trade name of________

                  (g) No rent has been paid more than (1) month in advance.

                  (h) As of the date hereof, all of the obligations of the Tenant under the Lease have been duly performed and completed including, without limitations, any obligations of the Tenant to make or to pay the Landlord for any improvements, alterations or work done on the Property.

                  (i) There are no existing or claimed conditions which are or with the passage of time would constitute a default on the part of the Landlord or the Tenant under the terms of the Lease.

                  (j) [The Landlord is holding a security deposit in the amount of $ _________________].

                  (k) Landlord in not presently the subject of any proceeding pursuant to the United States Bankruptcy Code of 1978, as amended.

         2. The Certificate shall apply to, bind and inure to the benefit of the ______________ and the Landlord and their respective successors and assigns. As used herein, the term "Landlord" shall mean and include the present landlord under the Lease and such landlord's predecessors and successors in interest under the Lease. [The term "Tenant's Lender" as used herein shall include the current holder of the Instrument [___], the successors and assigns of Tenant's Lender of [_____], and any person, party or entity which shall become the owner of (a) the Mortgaged Leasehold by reason of a foreclosure of the Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise and/or (b) the Loan and Instrument; provided, however, any party listed herein as included in the definition of "Tenant's Lender" shall only be liable for any acts, omissions, liabilities or obligations of that particular party and not for any such matters of any other party included in the definition of "Tenant's Lender."] The term "Tenant," as used herein, shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assigned of Tenant under the Lease and any successor of any of them. shall mean and include the present tenant under the Lease, any permitted subtenant under the Lease, any permitted assigned of Tenant under the Lease and any successor of any of them.


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

                                   SCHEDULE C


                                                        Date: September 29, 2000



                               CORPORATE GUARANTY


           To induce Automotive Group Realty, LLC ("AGR") to enter into a Lease Agreement dated September 29, 2000, (the "LEASE AGREEMENT") and/or any other documents or instruments evidencing, or relating to, any such lease including Lease Supplements ("and the obligation evidenced thereby") as such term is defined therein (collectively "LEASE DOCUMENTS" and each an "LEASE DOCUMENT") with UAG Realty, LLC, a limited liability company organized and existing under the laws of the State of Delaware ("UAG Realty"), but without in any way binding AGR to do so, the undersigned, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to AGR, its successors and assigns, the due regular and punctual payment of any sum or sums of money which UAG Realty may owe to AGR now or at any time hereafter, whether evidenced by a Lease Document, or otherwise related to such Lease Agreement, and whether it represents principal, interest, rent, late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any leased properties, collateral or security, or any other type of sum of any kind whatsoever that UAG Realty may owe to AGR now or at any time hereafter related to such Lease Agreement, and does hereby further guarantee to AGR, its successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that UAG Realty may owe to AGR now or at any time hereafter related to such Lease Agreement (all such payment and performance obligations being collectively referred to as "Obligations"). Undersigned does hereby further guarantee to pay upon demand all losses, costs, reasonable attorneys' fees and expenses which may be suffered by AGR by reason of UAG Realty's default or default of the undersigned.

           This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require AGR to first seek or exhaust any remedy against UAG Realty, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased properties, collateral or security which may be given in connection with the Obligations. It is agreed that AGR may, upon any breach or default of UAG Realty, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by UAG Realty, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned, at AGR's election, without joiner of UAG Realty or any other person as parties thereto.

           The undersigned agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the undersigned): (a) the settlements, compromises, accounts stated and agreed balances made in good faith between UAG Realty, its successors or assigns, and AGR shall be binding upon and shall not affect the liability of the undersigned.

         Payment of all amounts now or hereafter owed to the undersigned by UAG Realty or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to AGR of all Obligations. Until all Obligations are fully satisfied, the undersigned hereby waives all statutory, contractual, common law, equitable and all other claims against UAG Realty, any other obligor for any of the Obligations, any collateral therefor, or any other assets of UAG Realty or any such other obligor (other than its insurance carrier), for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to AGR by the undersigned hereunder, and until all Obligations are fully satisfied, the undersigned hereby further waives any and all other benefits which it might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from, it, UAG Realty or any other obligor for any of the Obligations, or realized from any of their respective assets other than its insurance carrier.

         THE UNDERSIGNED HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN AGR AND THE UNDERSIGNED RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN AGR AND THE UNDERSIGNED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

           As used in this Guaranty, the word "person" shall include any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

           This Guaranty is intended by the parties as a final expression of the guaranty of the undersigned and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by AGR. No failure by AGR to exercise its rights hereunder shall give rise to any estoppel against AGR, or excuse the undersigned from performing hereunder. Waiver by AGR of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

         This Guaranty shall bind the undersigned's successors and assigns and the benefits thereof shall extend to and include AGR's successors and assigns. In the event of default hereunder, AGR may at any time inspect undersigned's records, or at AGR's option, the undersigned shall furnish AGR with a current independent audit report.

           If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.


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

         Each signatory on behalf of a corporate guarantor warrants that he had authority to sign on behalf of such corporation and by so signing, to bind said guarantor corporation hereunder.

         IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.


                                                 UNITED AUTO GROUP, INC.,
                                                 A DELAWARE CORPORATION


                                                 By: _________________________

                                                             (Signature)


                                                 Title: _______________________
                                                             (Officer's Title)


ATTEST: _____________________________
        Secretary/Assistant Secretary





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